UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ENOVIS CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Proxy Statement

and

Notice of Annual Meeting

May 21, 2025 at 12:00 p.m. Eastern Time

Notice of 2025 Annual Meeting of Stockholders

Wednesday, May 21, 2025

12:00 p.m. Eastern Time

Via live webcast at

www.virtualshareholdermeeting.com/ENOV2025

To Our Stockholders:

Notice is hereby given that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Enovis Corporation (“Enovis”) will be held via live webcast at www.virtualshareholdermeeting.com/ENOV2025 on Wednesday, May 21, 2025 at 12:00 p.m. Eastern Time, for the following purposes:

1.	To elect the nine members of the Board of Directors named in the attached proxy statement;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

3.	To approve the compensation of our named executive officers on an advisory basis (“say-on-pay”); and

4.	To consider any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof.

The accompanying proxy statement describes the matters to be considered at the Annual Meeting. Only stockholders of record at the close of business on March 24, 2025 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow us to furnish our proxy materials and our annual report to stockholders on the Internet. We believe that posting these materials on the Internet enables us to provide our stockholders with the information that they need more quickly while lowering our costs of printing and delivery and reducing the environmental impact of our Annual Meeting.

We are holding the Annual Meeting in a virtual-only format this year. We believe that this is the right choice for Enovis and its stockholders, as it provides expanded stockholder access, improves stockholder convenience, improves communications, alleviates the environmental impact of traveling to an in-person meeting and promotes the health and safety of participants by allowing them to participate from any location. To attend, participate in, and vote during the Annual Meeting, stockholders of record must go to the meeting website at www.virtualshareholdermeeting.com/ENOV2025 and enter the control number found on their proxy card or Notice of Internet Availability of Proxy Materials (the “Notice”). If you are a beneficial stockholder who owns common stock in street name, meaning through a bank, broker or other nominee, and your voting instruction form or Notice indicates that you may vote those shares through the http://www.proxyvote.com website, then you may attend, participate in, and vote during the Annual Meeting using the 16-digit control number indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.

As a stockholder of Enovis, your vote is important. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote your shares at your earliest convenience and thank you for your continued support of Enovis Corporation.

Dated: April 11, 2025

By Order of the Board of Directors

Brian P. Hanigan

Secretary

Special Note Regarding Forward-Looking Statements

This proxy statement (this “Proxy Statement”) includes forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning the plans, goals, objectives, outlook, expectations and intentions of Enovis Corporation (“Enovis” or “we”) and other statements that are not historical or current fact. Forward-looking statements are based on our current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause our results to differ materially from current expectations include, but are not limited to, risks related to macroeconomic conditions, including the impact of increasing inflationary pressures; changes in government trade policies, including the implementation of tariffs; supply chain disruptions; increasing energy costs and availability concerns; the impact of public health emergencies and global pandemics; and the other factors detailed in our reports filed with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 under the caption “Risk Factors,” as well as the other risks discussed in our filings with the SEC. In addition, these statements are based on assumptions that are subject to change. This Proxy Statement speaks only as of the date hereof. We do not assume any obligation and do not intend to update any forward-looking statement except as required by law. Additionally, certain information included herein or elsewhere, including our website, is informed by third-party frameworks and other stakeholder expectations and is therefore not necessarily “material” for purposes of our securities filings.

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

Annual Meeting of Stockholders

Date and Time:	Wednesday, May 21, 2025 at 12:00 p.m., Eastern Time

Location:	Via live webcast at www.virtualshareholdermeeting.com/ENOV2025

Record Date:	March 24, 2025

Availability of Proxy Materials – Use of Notice and Access

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 21, 2025: Our Annual Report to Stockholders and this Proxy Statement are available at www.proxyvote.com.

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission, we have elected to provide stockholders access to our proxy materials primarily over the Internet. Accordingly, on or about April 11, 2025, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders entitled to vote at the Annual Meeting as of the close of business on March 24, 2025, the record date of the meeting. The Notice includes instructions on how to access our proxy materials over the Internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Who May Vote

You may vote if you were a stockholder of record at the close of business on March 24, 2025, the record date.

How to Cast Your Vote

You can vote by any of the following methods:

Via the internet (www.proxyvote.com) through May 20, 2025;

By telephone (1-800-690-6903) through May 20, 2025;

By completing, signing and returning your proxy by mail in the envelope provided or to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NJ 11717 by May 20, 2025; or

✓

Via virtual attendance and voting at the Annual Meeting. To attend the Annual Meeting, you must go to the meeting website at www.virtualshareholdermeeting.com/ENOV2025 and enter your control number. Once admitted, you may vote by following the instructions available on the meeting website. If you are a beneficial stockholder who owns shares in street name and have questions about your control number or how to obtain one, please contact the bank, broker or other nominee who holds your shares.

If you are a beneficial stockholder who owns your shares in street name, the availability of online or telephone voting may depend on the voting procedures of the organization that holds your shares.

- 2025 Proxy Statement	1

Voting Matters

We are asking you to vote on the following proposals at the Annual Meeting:

Proposal	Board Vote Recommendation	Page Reference

Proposal 1 – Election of Directors	FOR each director nominee	9

Proposal 2 – Approval of Auditor	FOR	24

Proposal 3 – Say-on-Pay	FOR	59

Board and Governance Highlights

∎	Refreshed and experienced Board, with four new directors appointed since April 2022

∎	Strong Lead Independent Director

∎	Anti-hedging, anti-pledging, and clawback policies

∎	Robust stock ownership requirements for officers and directors

∎	Majority voting standard in uncontested director elections

∎	Mandatory retirement age of 75 for directors (subject to waiver)

∎	No stockholder rights plan

2	- 2025 Proxy Statement

Board Nominees (page 10)

The following table provides summary information about each director nominee:

Name	Age	Director Since	Occupation	Independent	Committee Memberships	Other Public Boards

Barbara W. Bodem	57	2022	Former Chief Financial Officer, Hill-Rom Holdings, Inc.	✓	Audit	∎ BioMarin Pharmaceutical, Inc. ∎ Option Care Health, Inc.

Liam J. Kelly	58	2020	President and Chief Executive Officer, Teleflex Incorporated	✓	Nominating	∎ Teleflex Incorporated

Angela S. Lalor	59	2022	Retired Senior VP, Human Resources, Danaher Corporation	✓	CHCM (Chair)	None

Philip A. Okala	56	2021	Chief Operating Officer, Tufts Medicine	✓	Audit	None

Christine Ortiz	54	2022	Morris Cohen Professor of Materials Science and Engineering at Massachusetts Institute of Technology	✓	Nominating	∎ Mueller Water Products, Inc.

A. Clayton Perfall	66	2010	Former Operating Executive, Tailwind Capital	✓	Audit (Chair)	None

Brady R. Shirley	59	2022	Executive Advisor (former President and Chief Operating Officer), Enovis Corporation		N/A	None

Rajiv Vinnakota	54	2008	President, Institute for Citizens & Scholars (formerly the Woodrow Wilson National Fellowship Foundation)	✓	CHCM Nominating (Chair)	∎ ESAB Corporation

Sharon Wienbar	63	2016	Former Partner, Scale Venture Partners	✓	CHCM	∎ Resideo Technologies, Inc. ∎ Ingram Micro Holding Corporation

- 2025 Proxy Statement	3

Our nine director nominees are current directors and have a diverse range of backgrounds, skills and experience, which the Board believes contributes to the effective oversight of the Company. The following charts summarize the composition of our Board and skills and experience of our Board members:

67%
Total Diversity
Gender
44%
WOMEN
4
5
Race/Ethnicity
33%
RACIALLY/
ETHNICALLY
DIVERSE
3
6
Independence
89%
INDEPENDENT
1
8
Tenure
0-5 years
5-10 years
10+ years
6.9yrs
Average Tenure
Age
50-59
60-69
58.4
Average Age

Skills and Attributes

Current or former CEO, CFO or COO	8/9

Other public company board experience	6/9

Related MedTech industry experience	8/9

Broad international experience	5/9

Extensive M&A or capital markets experience	6/9

Tech/R&D/Innovation experience
4/9

Enterprise IT/Cybersecurity experience	4/9

Sustainability/CSR experience	5/9

Organizational management and leadership development	9/9

Finance, accounting or risk management experience	6/9

4	- 2025 Proxy Statement

In accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”), to be elected each director nominee must receive a majority of the votes cast with respect to that director’s election. Incumbent directors nominated for election by the Board are required, as a condition to such nomination, to submit a conditional letter of resignation to the Chair of the Board. In the event that a nominee for director does not receive a majority of the votes cast at the Annual Meeting with respect to his or her election, the Board will promptly consider whether to accept or reject the conditional resignation of that nominee, or whether other action should be taken. The Board will then take action and will publicly disclose its decision and the rationale behind it no later than 90 days following the certification of election results.

Corporate Social Responsibility and Sustainability

Our corporate social responsibility (“CSR”) and sustainability program is organized around identifying, assessing and managing on an ongoing basis the environmental, social and governance factors that are relevant to our long-term financial performance. Our sustainability program aims to take into account the interests of our key stakeholder constituencies, including our employees, customers, communities and stockholders. Issues that we focus on across the Company include workplace health and safety, energy efficiency, waste management, climate risk, human capital management, diversity and inclusion, supply chain management, business ethics and compliance, and data privacy and protection.

In March 2025, we published our 2024 CSR Report, which details our CSR program and initiatives, and can be accessed on our website at www.enovis.com on the Investors page under the Corporate Governance Tab. Key elements of our CSR program and selected highlights from the 2024 CSR Report are summarized below.

The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC, and any reference to our website is intended to be an inactive textual reference only.

Governance; Community Involvement and Corporate Citizenship

We take environmental, social and governance risks and opportunities into account in our strategic decision-making, both by the Board and management.

∎

Environmental, social and governance matters are managed and monitored by senior management throughout the year. The Board exercises oversight over these matters at the full Board level and through our relevant committees.

∎

Under its charter, our Nominating and Corporate Governance Committee is expressly tasked with reviewing the Company’s undertakings with respect to environmental, social and governance matters, including our role as a corporate citizen and policies and programs relating to health, safety and sustainability matters. An update on these matters is included as a standing agenda item at each Nominating and Corporate Governance Committee Meeting.

∎

Our refreshed Board is comprised of individuals with diverse backgrounds, skills and experiences, and our Nominating and Corporate Governance Committee charter and Corporate Governance Guidelines reflect our commitment to actively seeking out highly qualified candidates with diverse backgrounds, experiences and skills as part of each director search the Company undertakes.

∎

Our Audit Committee charter expressly tasks the Audit Committee with the review and oversight of the Company’s policies with respect to risk assessment and risk management related to information technology and cybersecurity.

∎	At least once a quarter, management provides the Audit Committee with an update on cybersecurity.

∎	The Company maintains a robust information security training and compliance program, which includes, among other things, regular phishing awareness training.

∎

We also maintain a global data privacy program, which is overseen by our global privacy officer and sets out a framework for compliance with the EU General Data Protection Regulation and other relevant privacy laws and regulations.

∎

We believe in giving back to our communities and supporting other worthwhile initiatives that contribute to the betterment of society. We encourage all of our sites to participate in a “Creating Better in the Community Day.” The initiative is led by our local teams and employees are provided with an additional day of paid time off to participate. Our 2024 CSR Report highlights a number of the group events that our sites organized in 2024.

- 2025 Proxy Statement	5

Health, Safety and Environment The protection of human health, personal safety and environmental quality rank at the highest level of importance to Enovis.

∎	Our full Board reviews our safety initiatives at the start of each regularly scheduled Board meeting.

∎

In addition, our executive leadership team reviews safety matters with our site leaders on a regular and ongoing basis, and our safety initiatives and safety performance are discussed and highlighted with all Enovis team members at each quarterly town hall meeting.

∎

As part of our continuous improvement culture, we maintain an active and robust environmental, health and safety (“EHS”) audit program, and our team members participate in EHS training on an ongoing basis.

∎

In 2023, we partnered with a third-party advisor to collect and analyze our energy usage on an enterprise-wide basis and completed our first enterprise-wide inventory of our Scope 1 and Scope 2 greenhouse gas (GHG) emissions, which we published in our 2023 CSR Report. In 2024, we continued to build on these efforts by including our newly-acquired Lima business in our reports and beginning to track and report new metrics related to wastewater generation, water usage and solid waste generation.

Human Capital; Human Rights and Supply Chain

As an equal opportunity employer, we are committed to building and maintaining a workforce where all individuals can have opportunities to grow and succeed.

∎

Our Compensation and Human Capital Management Committee’s responsibilities include oversight of the Company’s strategies and policies related to human capital management, including matters such as diversity, inclusion, pay equity, corporate culture, talent development and retention.

∎

During 2024, our three team member affinity groups (the global Women’s Leadership Group, Black Leadership Group and Latinx Leadership Group) continued to make a positive impact by focusing on networking and support, professional development, cultural awareness and community involvement. Membership in each affinity group, as well as attendance and participation in related programming, is open to all employees.

∎

We conduct an annual global associate engagement survey to gather associate feedback. We share the survey results with all team members, and managers conduct formal focus groups and discussions with their teams to implement action plans to address key areas for improvement.

∎

We have publicly stated our commitment to respecting human rights across all of our business operations in accordance with the Universal Declaration of Human Rights, the UN Guiding Principles on Business and Human Rights and the ILO Declaration on Fundamental Principles and Rights at Work.

Without limiting the foregoing, we do not utilize or permit: Child labor, Forced labor, or Other abusive or unsafe working conditions.

∎

To further emphasize our commitment to human rights, we have adopted a Global Human Rights Policy, which is available on our website at www.enovis.com on the Investors page under the Corporate Governance tab.

6	- 2025 Proxy Statement

Auditor Ratification (page 23)

We ask our stockholders to approve the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025. Below is summary information about fees paid or due to be paid to Ernst & Young LLP for services provided in 2024 and 2023:

Fee Category (fees in thousands)	2024	2023

Audit Fees	$5,721	$3,997

Audit-Related Fees	—	—

Tax Fees	1,292	302

All Other Fees	—	—

TOTAL	$7,013	$4,299

Executive Compensation (page 40)

We strive to create a compensation program for our team members, including our executives, that provides a compelling and engaging opportunity to attract, retain and motivate the best talent. We believe this results in performance-driven leadership that is aligned to achieve our financial and strategic objectives with the intention to deliver superior long-term returns to our stockholders. Our compensation program includes the following key features:

∎	We link rewards to performance and foster a team-based approach by setting clear objectives that, if achieved, will contribute to our overall success;

∎

We emphasize long-term stockholder value creation by using performance-based restricted stock units, and time-based restricted stock units, in combination with a stock ownership policy, to deliver long-term compensation incentives while minimizing risk-taking behaviors that could negatively affect long-term results;

∎

We set Annual Incentive Plan operational and financial performance targets based on the results of our Board’s strategic planning process and corporate budget, and provide payouts that may vary significantly from year-to-year based on the achievement of those targets; and

∎	We believe the design of our overall compensation program, as well as our internal controls and policies, serve to limit excessive risk-taking behavior, as described further on page 38.

Say-on-Pay: Advisory Vote to Approve the Compensation of our Named Executive Officers (page 59)

We are asking our stockholders to approve on an advisory basis the compensation of our named executive officers. We believe our compensation programs and practices are appropriate and effective in implementing our compensation philosophy, and our focus remains on linking compensation to performance while aligning the interests of management with those of our stockholders. Our Board of Directors has unanimously recommended that stockholders vote FOR the approval of the compensation of our named executive officers on an advisory basis.

- 2025 Proxy Statement	7

Proxy Statement for Annual Meeting of Stockholders

2025 Annual Meeting

We are furnishing this Proxy Statement (the “Proxy Statement”) in connection with the solicitation by the Board of Directors (the “Board”) of Enovis Corporation (hereinafter, “Enovis,” “we,” “us” and the “Company”) of proxies for use at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 21, 2025, at 12:00 p.m. Eastern Time, and at any adjournments or postponements thereof. The Board has made this Proxy Statement and the accompanying Notice of Annual Meeting available on the Internet. We first made these materials available to the Company’s stockholders entitled to vote at the Annual Meeting on or about April 11, 2025.

About Enovis Corporation

Enovis Corporation (NYSE: ENOV) is an innovation-driven medical technology growth company dedicated to developing clinically differentiated solutions that generate measurably better patient outcomes and transform workflows. Powered by a culture of continuous improvement, global talent and innovation, the Company’s extensive range of products, services and integrated technologies fuel active lifestyles in orthopedics and beyond.

Our principal executive office is located at 2711 Centerville Road, Suite 400, Wilmington, DE 19808. Our telephone number is (302) 252-9160 and our website is located at enovis.com.

8	- 2025 Proxy Statement

Proposal 1	Election of Directors

Nine director nominees will be elected at the Annual Meeting, each to serve until the next annual meeting of the Company and until his or her successor is duly elected and qualified. At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the following persons to serve as directors for the term beginning at the Annual Meeting on May 21, 2025: Barbara W. Bodem, Liam J. Kelly, Angela S. Lalor, Philip A. Okala, Christine Ortiz, A. Clayton Perfall, Brady R. Shirley, Rajiv Vinnakota, and Sharon Wienbar. All nominees are currently serving on the Board. Matthew L. Trerotola, our Chief Executive Officer (“CEO”) and Chair of the Board, will be retiring from his role as CEO, effective upon the appointment of Damien McDonald, his successor as CEO, on May 12, 2025. Mr. Trerotola has informed the Board that he will not stand for re-election and will retire from our Board as of the Annual Meeting. In connection with Mr. McDonald’s appointment as CEO, the Board has appointed him to serve as a director, effective as of the close of the Annual Meeting.

Director Qualifications

 Nominating Committee Criteria for Board Members

The Nominating and Corporate Governance Committee considers, among other things, the following criteria in selecting and reviewing director nominees:

∎	personal and professional integrity;

∎	skills, business experience and industry knowledge useful to the oversight of the Company based on the perceived needs of the Company and the Board at any given time;

∎	the ability and willingness to devote the required amount of time to the Company’s affairs, including attendance at Board and committee meetings;

∎	the interest, capacity and willingness to serve the long-term interests of the Company and its stockholders; and

∎	the lack of any personal or professional relationships that would adversely affect a candidate’s ability to serve the best interests of the Company and its stockholders.

Pursuant to its charter, the Nominating and Corporate Governance Committee also reviews, among other qualifications, the perspective, broad business judgment and leadership, business creativity and vision, and the backgrounds, experiences and skills of potential directors, all in the context of the needs of the Board at that time. We believe that Board membership should reflect diversity in its broadest sense, and we seek independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions.

The Nominating and Corporate Governance Committee is committed to actively seeking out highly qualified women and minority director candidates, as well as candidates with diverse backgrounds, experiences and skills, as part of each director search that our Company undertakes. In addition, the Nominating and Corporate Governance Committee annually considers its effectiveness in achieving these objectives as a part of its assessment of the overall composition of the Board and as part of the annual Board evaluation process described further below, which includes a director skills matrix to identify areas of director knowledge and experience that may benefit the Board in the future. That information is used as a part of the director search and nomination process. The Nominating and Corporate Governance Committee looks for candidates with the expertise, skills, knowledge and experience that, when taken together with that of other members of the Board, will lead to a Board that is effective, collegial and responsive to the needs of the Company.

 Board Member Service

The biographies of each of the nominees below contain information regarding the experiences, qualifications, attributes or skills that the Nominating and Corporate Governance Committee and the Board considered in determining that the person should serve as a director of the Company. The Board has been informed that all of the nominees listed below are willing to serve as directors, but if any of them should decline or be unable to act as a director, the individuals named in the proxies may vote for a substitute designated by the Board, or the Board may determine to reduce the size of the Board. The Company has no reason to believe that any nominee will be unable or unwilling to serve.

- 2025 Proxy Statement	9

Nominees for Director

The names of the nominees for director, their ages as of April 11, 2025, principal occupations, employment and other public company board service during at least the last five years, periods of service as a director of the Company, and the experiences, qualifications, attributes and skills of each nominee are set forth below:

Barbara W. Bodem Director since 2022 Independent | Age 57 Committees: Audit

Career Highlights and Recent Business Experience

∎ Dentsply Sirona Inc.

∎ Interim Chief Financial Officer (April – October 2022)

∎ Hill-Rom Holdings, Inc.

∎ Senior Vice President and Chief Financial Officer (2018 – 2021)

∎ Mallinckrodt Pharmaceuticals

∎ BiomEdit (private company)

∎ Director (2022 – present)

∎ Northstar Medical Radioisotope (private company)

∎ Director (2024 – present)

∎ Previously served in senior finance roles for Hospira, Inc. and Eli Lilly & Company

Other Current Public Directorships

∎ BioMarin Pharmaceutical, Inc. (2023 – present)

∎ Option Care Health, Inc. (2024 – present)

Other Public Directorships in the Past Five Years

∎ Syneos Health, Inc. (2022 – 2023)

∎ Turning Point Therapeutics (2021 – 2022)

∎ Invacare Corporation (2017 – 2018)

Specific Qualifications, Experience, Skills and Expertise

∎ Extensive finance, accounting and risk management experience, including as a public company chief financial officer

∎ Significant medical device and healthcare industry experience

∎ Board leadership experience as an audit committee member and chair, nom/gov committee member and compensation committee member

Liam J. Kelly Director since 2020 Independent | Age 58 Committees: Nominating and Corporate Governance

Career Highlights and Recent Business Experience

∎ Teleflex Incorporated

∎ Chairman, President and Chief Executive Officer (2020 – present)

∎ President and Chief Executive Officer (2018 – 2020)

∎ Served in a variety of senior leadership roles from 2009 to 2017

∎ Hill-Rom Holdings, Inc. (2002 – 2009)

∎ Served in a number of senior level positions, including Vice President of International Marketing and R&D

Other Current Public Directorships

∎ Teleflex Incorporated (2020 – present)

Other Public Directorships in the Past Five Years

∎ None

Specific Qualifications, Experience, Skills and Expertise

∎ Extensive experience in the medical device industry, including as a public company chief executive officer

∎ Significant experience managing international businesses

∎ Extensive healthcare and medical device M&A experience

∎ Significant technology, R&D and innovation experience

10	- 2025 Proxy Statement

Angela S. Lalor Director since 2022 Independent | Age 59 Committees: Compensation and Human Capital Management (Chair)

Career Highlights and Recent Business Experience

∎ Danaher Corporation

∎ Advisor (2022 – 2023)

∎ Senior Vice President, Human Resources (2012 – 2022)

∎ 3M Company

∎ Senior Vice President, Human Resources (2005 – 2012)

∎ Served in a series of human resources leadership roles of progressive responsibility from 1990 – 2004

Other Current Public Directorships

∎ None

Other Public Directorships in the Past Five Years

∎ None

Specific Qualifications, Experience, Skills and Expertise

∎ Extensive leadership development, talent strategy and human capital management experience, including experience leading employee engagement and diversity and inclusion initiatives

∎ Senior leadership experience for two public companies with significant experience and portfolios of healthcare businesses

∎ Extensive international M&A experience

Philip A. Okala Director since 2021 Independent | Age 56 Committees: Audit

Career Highlights and Recent Business Experience

∎ Tufts Medicine

∎ Chief Operating Officer (2023 – present)

∎ City of Hope (a leading cancer research and treatment organization)

∎ System President (2022 – 2023)

∎ University of Pennsylvania Health System

∎ Chief Operating Officer (2017 – 2022)

∎ Senior Vice President for Strategy and Business Development (2013 – 2017)

∎ Vice President for Service Lines (2007 – 2013)

∎ Previously held management and leadership positions with other healthcare organizations, including Geisinger Health System, Roswell Park Cancer Institute and the University of Texas MD Anderson Cancer Center

∎ Fellow in the American College of Healthcare Executives and The Healthcare Financial Management Association

Other Current Public Directorships

∎ None

Other Public Directorships in the Past Five Years

∎ None

Specific Qualifications, Experience, Skills and Expertise

∎ Extensive healthcare industry experience, including as a hospital executive leading successful mergers, acquisitions and strategic alliances

∎ Significant financial and risk management experience in the healthcare industry

∎ Knowledge and expertise with respect to emerging healthcare technology trends and developments

- 2025 Proxy Statement	11

Dr. Christine Ortiz Director since 2022 Independent | Age 54 Committees: Nominating and Corporate Governance

Career Highlights and Recent Business Experience

∎ Massachusetts Institute of Technology

∎ Professor of Materials Science and Engineering (1999 – present)

∎ Author of more than 210 research publications, supervisor of the research projects of more than 300 individuals, and recipient of 30 national and international honors, including the Presidential Early Career Award in Science and Engineering awarded by President George W. Bush

∎ Founder, president and chair of the board of directors of Station 1 Laboratory, Inc., an innovative, non-profit, research and development higher educational institution

Other Current Public Directorships

∎ Mueller Water Products

Other Public Directorships in the Past Five Years

∎ None

Specific Qualifications, Experience, Skills and Expertise

∎ Deep knowledge of cutting-edge developments in biotechnology and biomaterials, computational and engineering design, and advanced manufacturing

∎ Extensive experience in innovation and entrepreneurship, research and development, executive leadership, marketing and branding

∎ Relevant public company board experience, including oversight of environmental, social and governance; and corporate social responsibility initiatives

A. Clayton Perfall Director since 2010 Independent | Age 66 Committees: Audit (Chair)

Career Highlights and Recent Business Experience

∎ Tailwind Capital (2014 – 2022)

∎ Operating Executive, focused on growing middle market companies in the healthcare, technology, business services and industrial services sectors

∎ Archway Marketing Services, Inc.

∎ Chairman and Chief Executive Officer (2008 – 2013)

∎ Union Street Acquisition Corp.

∎ Chief Executive Officer and Director (2006 – 2008)

∎ AHL Services, Inc.

∎ Chief Executive Officer and Director (2001 – 2008)

∎ Snyder Communications, Inc.

∎ Chief Financial Officer and Director (1996 – 2000)

∎ Previously served as a partner with an international accounting firm, and as a director of numerous public and private companies

Other Current Public Directorships

∎ None

Other Public Directorships in the Past Five Years

∎ None

Specific Qualifications, Experience, Skills and Expertise

∎ Significant financial expertise and experience as a public company chief financial officer and audit committee chair

∎ Extensive executive leadership experience

∎ M&A and capital markets experience, including extensive international and healthcare M&A experience

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Brady R. Shirley Director since 2022 | Age 59 Committees: None

Career Highlights and Recent Business Experience

∎ Enovis Corporation

∎ Executive Advisor (2024 – March 2025)

∎ President and Chief Operating Officer (2022 – 2024)

∎ Chief Executive Officer, DJO business (2016 – 2022)

∎ President, DJO Surgical business (2014 – 2016)

∎ National Seating & Mobility (private company)

∎ Chair of the Board of Directors (2023 – present)

∎ Innovative Medical Device Solutions

∎ Chief Executive Officer and Director (2009 – 2013)

∎ Stryker Corporation (1992 – 2009)

∎ Served in several key leadership positions, including President of Stryker Communications and Senior Vice President of Stryker Endoscopy

Other Current Public Directorships

∎ None

Other Public Directorships in the Past Five Years

∎ None

Specific Qualifications, Experience, Skills and Expertise

∎ Extensive medical device industry experience, with a particular focus in the orthopedic industry

∎ Senior leadership experience, including as a chief executive officer and chief operating officer of medical device companies

∎ Deep knowledge of the Company’s products, technology and innovation initiatives

Rajiv Vinnakota Director since 2008 Independent | Age 54 Committees: Nominating and Corporate Governance (Chair); Compensation and Human Capital Management

Career Highlights and Recent Business Experience

∎ Institute for Citizens & Scholars (formerly the Woodrow Wilson National Fellowship Foundation)

∎ President (2019 – present)

∎ The Aspen Institute

∎ Executive Vice President (2015 – 2018), leading a division on youth and engagement

∎ The SEED Foundation

∎ Co-Founder and Chief Executive Officer (1997 – 2015)

∎ Director (1997 – present); Chair of the Board (1997 – 2005)

∎ Princeton University

∎ Trustee (2004 – 2007)

∎ Member, Executive Committee of Board of Directors (2006 – 2007)

∎ National Chair of Annual Giving (2007 – 2009)

∎ The Eugene and Agnes Meyer Foundation

∎ Director (2016 – 2019)

∎ Previously served as an associate at Mercer Management Consulting

Other Current Public Directorships

∎ ESAB Corporation (2022 – present)

Other Public Directorships in the Past Five Years

∎ None

Specific Qualifications, Experience, Skills and Expertise

∎ Senior leadership experience as a founder, president or chief executive officer of multiple organizations

∎ Extensive experience with leadership development, employee engagement and human capital management programs

∎ Familiarity and experience with EGX and the Company’s businesses and processes through Board and committee leadership roles

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Sharon Wienbar Director since 2016 Independent | Age 63 Committees: Compensation and Human Capital Management Lead Independent Director

Career Highlights and Recent Business Experience

∎ Scale Venture Partners

∎ Partner (2001 – 2018); Led venture capital investments in technology companies and served on the boards of numerous public and private portfolio businesses

∎ Hackbright Academy, a leading software engineering training company for women

∎ Chief Executive Officer (2015 – 2016)

∎ Planned Parenthood Direct (formerly Kaleido Health) (private company), a leading women’s health app

∎ Director (2016 – present)

∎ Everyday Health, Inc.

∎ Director (2014 – 2016)

∎ Glu Mobile, Inc.

∎ Director (2007 – 2008)

∎ Prior to venture capital career, served as an executive at several software companies, including Adobe Systems, and as a consultant at Bain & Company

∎ Served on Microsoft Inc.’s venture advisory committee

Other Current Public Directorships

∎ Resideo Technologies, Inc.

∎ Ingram Micro Holding Corporation

Other Public Directorships in the Past Five Years

∎ Covetrus, Inc. (2020 – 2022)

Specific Qualifications, Experience, Skills and Expertise

∎ Extensive executive leadership experience in the software and technology industries

∎ Significant M&A experience, with a particular focus on emerging technologies, venture capital investments and strategic partnerships

∎ Public company board leadership experience, including service as a committee chair

Vote Required

The affirmative vote of the holders of a majority of the votes cast is required for election of each director.

Board Recommendation

The Board unanimously recommends that stockholders vote FOR the election of each of the nominees for director listed above.

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∎	CORPORATE GOVERNANCE

Director Independence

Our Corporate Governance Guidelines require that a majority of our Board members be “independent” under the listing standards of the New York Stock Exchange (the “NYSE”). In addition, the respective charters of the Audit Committee, Compensation and Human Capital Management Committee and Nominating and Corporate Governance Committee require that each member of these committees be “independent” under the NYSE’s listing standards and, with respect to the Audit Committee, under the applicable heighted independence standards under the SEC rules. In order for a director to qualify as “independent,” our Board must affirmatively determine that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) that would impair the director’s independence. Our Board undertook its annual review of director independence in February 2025. The Board has determined that Ms. Bodem, Mr. Kelly, Ms. Lalor, Mr. Okala, Dr. Ortiz, Mr. Perfall, Mr. Vinnakota, and Ms. Wienbar each qualify as “independent” under the NYSE’s listing standards.

The independent members of our Board must hold at least two “executive session” meetings each year without the presence of management. In general, the meetings of independent directors are intended to be used as a forum to discuss such topics as they deem necessary or appropriate. If the Chair of the Board is not an independent director, the independent directors select a Lead Independent Director who serves as chairperson for each executive session. Ms. Wienbar serves as our Lead Independent Director and as chairperson of the independent executive sessions in that capacity.

Board of Directors and its Committees

The Board and its committees meet regularly throughout the year, and may also hold special meetings and act by written consent from time to time. The Board held a total of five meetings during the year ended December 31, 2024. During 2024, each of our directors attended at least seventy-five percent of the aggregate Board meetings and meetings of the committees of the Board on which such directors served (during the periods that he or she served). Our Corporate Governance Guidelines request Board members to make every effort to attend our annual meeting of stockholders. All of our directors attended our annual meeting of stockholders in 2024.

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The Board has a standing Audit Committee, Nominating and Corporate Governance Committee, and Compensation and Human Capital Management Committee (the “CHCM Committee”). The charters for the standing committees are available on the Company’s website at www.enovis.com on the Investors page under the Corporate Governance tab. These materials also are available in print to any stockholder upon request to: Corporate Secretary, Enovis Corporation, 2711 Centerville Road, Suite 400, Wilmington, DE 19808. The Board committees review their respective charters on an annual basis. The Nominating and Corporate Governance Committee oversees an annual evaluation of the Board and each committee’s operations and performance, as described in greater detail below.

Name	Audit Committee	Nominating and Corporate Governance Committee	Compensation and Human Capital Management Committee

Matthew L. Trerotola*

Barbara W. Bodem	✓

Liam J. Kelly		✓

Angela S. Lalor

Philip A. Okala	✓

Christine Ortiz		✓

A. Clayton Perfall

Brady R. Shirley

Rajiv Vinnakota			✓

Sharon Wienbar**			✓

Chair
✓	Member
*	Mr. Trerotola is retiring from the Board at the Annual Meeting.
**	Lead Independent Director (effective upon Mr. Trerotola’s retirement at the Annual Meeting, the Board has appointed Ms. Wienbar to serve as Chair of the Board).

Audit Committee

Our Audit Committee met eight times during the year ended December 31, 2024. The Audit Committee is responsible, among its other duties and responsibilities, for overseeing our accounting and financial reporting processes, the audits of our financial statements, the qualifications of our independent registered public accounting firm, the performance of our internal audit function and independent registered public accounting firm, and the Company’s policies with respect to risk assessment and risk management related to information technology and cybersecurity. The Audit Committee reviews and assesses the qualitative aspects of our financial reporting, our processes to manage business and financial risks, and our compliance with significant applicable legal, ethical and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The members of our Audit Committee are Mr. Perfall, Chair, Mr. Okala, and Ms. Bodem. The Board has determined that each of Mr. Perfall, Mr. Okala and Ms. Bodem qualifies as an “audit committee financial expert,” as that term is defined under the SEC rules. The Board has determined that each member of our Audit Committee is independent and financially literate under the NYSE’s listing standards and that each member of our Audit Committee is independent under the standards of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee met five times during the year ended December 31, 2024. The Nominating and Corporate Governance Committee is responsible for recommending candidates for election to the Board. In making its recommendations, the committee will review a candidate’s qualifications and any potential conflicts of interest and assess contributions of current directors in connection with his or her renomination. The committee is also responsible, among its other duties and responsibilities, for making recommendations to the Board or otherwise acting with respect to corporate governance policies and practices, including Board size and membership qualifications, new director orientation, committee structure and membership, related person transactions, and communications with stockholders and other interested parties. The Nominating and Corporate Governance Committee is also responsible for reviewing the Company’s undertakings with respect to environmental, social, and governance

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matters, including the Company’s role as a corporate citizen and the Company’s policies and programs relating to health, safety and sustainability matters. The members of our Nominating and Corporate Governance Committee are Mr. Vinnakota, Chair, Mr. Kelly and Dr. Ortiz. The Board has determined that each member of our Nominating and Corporate Governance Committee is independent under the NYSE’s listing standards.

Compensation and Human Capital Management Committee

Our CHCM Committee met four times during the year ended December 31, 2024. The members of our CHCM Committee are Ms. Lalor, Chair, Ms. Wienbar and Mr. Vinnakota. The Board has determined that each member of our CHCM Committee is a “non-employee director” within the meaning of SEC Rule 16b-3, and is independent under the NYSE’s listing standards for directors and compensation committee members.

The CHCM Committee is responsible, among its other duties and responsibilities, for determining and approving the compensation and benefits of our Chief Executive Officer and other executive officers, monitoring compensation arrangements applicable to our Chief Executive Officer and other executive officers in light of their performance, effectiveness and other relevant considerations and adopting and administering our equity and incentive plans. Specifically, the CHCM Committee annually reviews and approves the corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluates his performance in light of those goals and objectives, and determines his compensation level based on that analysis. The CHCM Committee also annually reviews and approves all elements of the compensation of our other executive officers. Our Chief Executive Officer plays a significant role in developing and assessing achievement against the goals and objectives for other executive officers and makes compensation recommendations to the CHCM Committee based on these evaluations. The CHCM Committee also administers all of the Company’s management incentive compensation plans and equity-based compensation plans. The CHCM Committee makes recommendations to the Board regarding compensation of all executive officer hires, all elements of director compensation, and the adoption of certain amendments to incentive or equity-based compensation plans. The CHCM Committee also assists the Board in its oversight of risk related to the Company’s compensation policies and practices applicable to all Enovis team members. Additionally, the CHCM Committee periodically reviews the Company’s strategies and policies related to human capital management, including with respect to matters such as diversity, inclusion, pay equity, corporate culture, talent development and retention. For further information on our compensation practices, including a description of our processes and procedures for determining compensation, the scope of the CHCM Committee’s authority and management’s role in compensation determinations, please see the Compensation Discussion and Analysis section of this Proxy Statement, which begins on page 27.

Since April 2009, our CHCM Committee has engaged Frederic W. Cook & Co. (“FW Cook”) as its independent compensation consultant to, among other things, formulate an appropriate peer group to be used by the CHCM Committee and to provide competitive comparison data and for other compensation consulting services as requested by the CHCM Committee. Additional information on the nature of the information and services provided by this independent compensation consultant can be found below in the Compensation Discussion and Analysis.

Compensation Committee Interlocks and Insider Participation

No member of the CHCM Committee is or has ever been an officer or an employee of the Company or any of its subsidiaries, and no CHCM Committee member has any interlocking or insider relationship with the Company which is required to be reported under the rules of the SEC.

Mandatory Director Retirement

In December 2024, the Nominating and Corporate Governance Committee adopted amendments to our Corporate Governance Guidelines to introduce mandatory director retirement at age 75 as the general policy of the Company. Pursuant to the updated guidelines, no director having reached the age of 75 years will be nominated for re-election or re-appointment to the Board, subject to waiver by the Board in individual circumstances.

Identification of Director Candidates and Director Nomination Process

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as by management and stockholders. The Nominating and Corporate Governance Committee may also use outside consultants and third-party search firms to assist in identifying candidates. The Nominating and Corporate Governance

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Committee is responsible for assessing whether a candidate may qualify as an independent director. Each possible candidate is discussed and evaluated in detail before being recommended to the Board. The Nominating and Corporate Governance Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral.

The Nominating and Corporate Governance Committee recommends, and the Board nominates, candidates to stand for election as directors. Stockholders may nominate persons to be elected as directors and, as noted above, may suggest candidates for consideration by the Nominating and Corporate Governance Committee. If a stockholder wishes to suggest a person to the Nominating and Corporate Governance Committee for consideration as a director candidate, he or she must provide the same information as required of a stockholder who intends to nominate a director pursuant to the procedures contained in Section 3.3 of our Bylaws, in accordance with the same deadlines applicable to director nominations, as described below under “General Matters—Stockholder Proposals and Nominations.”

Board Leadership Structure

Our Board’s goal is to achieve the best possible Board leadership structure to facilitate effective oversight and management of our Company. The Board believes that there is no single, generally accepted approach to providing effective Board leadership, and that the leadership structure of the Board may vary from time to time based on the individuals serving on the Board and the specific circumstances facing the Company. To that end, our Corporate Governance Guidelines specify that the Board does not have a formal policy as to whether the positions of Chair of the Board and Chief Executive Officer should be held by separate persons, or whether the Chair should be independent, and that the Board’s policy is instead to adopt the practice that best serves the Company’s needs at any particular time.

Currently, the positions of Chair of the Board and Chief Executive Officer are held by the same person, Mr. Trerotola, who has served in these roles since May 2023. We believe that this structure has served the Company well over the past several years, as Mr. Trerotola has leveraged his deep understanding of the Company’s business to elevate the right strategic opportunities and identify key risks and mitigation opportunities for the Board’s review. As previously announced, Mr. Trerotola is not standing for re-election and will be retiring from the Board as of the Annual Meeting.

Effective as of Mr. Trerotola’s retirement at the Annual Meeting, the Board has appointed Ms. Wienbar, currently serving as our Lead Independent Director, to serve as Chair of the Board. In arriving at its decision to appoint Ms. Wienbar as Chair, the Board considered her extensive knowledge of the Company having served on the Board since 2016, her leadership experience on other public and private company boards, her business acumen and deep understanding of growth and innovation drivers and her strong leadership as Lead Independent Director, a role that she has held since May 2023.

We believe that the presence of a strong independent Chair will ensure robust independent leadership on the Board and enhance the Board’s ability to evaluate management performance and fulfill its oversight role. In addition, we believe that Ms. Wienbar’s experience and extensive knowledge of our Company will help facilitate a smooth leadership transition for Mr. McDonald, who will assume the role of CEO effective as of May 12, 2025.

Board Evaluation Process

The Board and its committees conduct self-assessments annually at their February meetings. The Nominating and Corporate Governance Committee oversees the process. The annual evaluation procedure is summarized below.

Action and Timeframe	Description
Preparation – November/December

Each director receives draft materials for the annual evaluation of (i) the Board’s performance and (ii) the performance of his or her committee(s). The materials include the Board and committee self-assessment questionnaires. In advance of the assessment, questions are revised and supplemented based on the input received from the Board members and, prior to distribution, the Chair of the Nominating and Corporate Governance Committee leads a final review in the December Board and committee meetings.

Assessment – December/January

Each director is asked to consider a list of questions to assist with the evaluation of the Board and its committees, covering topics such as Board composition, the conduct and effectiveness of meetings, quality of discussions, roles and responsibilities, quality and quantity of information provided, and other opportunities for improvement.

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Action and Timeframe	Description
Review and Discussion – February

The Board and its committees receive a report summarizing the annual evaluations as well as a year-over-year comparison. The reports are distributed for consideration in advance of and discussed at the February Board and committee meetings. The committee chairs report to the Board on their respective committee evaluations, noting any actionable items. Past evaluations have addressed a wide range of topics such as Board materials, Board composition, director education and on-boarding, and allocation of meeting times.

Actionable Items and Follow-Up – Ongoing	The Board and committees address any actionable items throughout the year, including a mid-year check-in and end of year assessment against the actionable items identified in February.

Board’s Role in Risk Oversight

 Full Board

The Board maintains responsibility for oversight of risks that may affect the Company. The Board discharges this duty primarily through its standing committees and also considers risk in its strategic planning for the Company and in its consideration of acquisitions. The Board engages in discussions about risk at each quarterly meeting, where it receives reports from its committees, as applicable, about the risk oversight activities within their respective areas of responsibility. In coordination with the Audit Committee, the Board reviews the Company’s enterprise risk management with the Company’s senior leaders, with a focus on those risks that have the highest probability and greatest impact to the Company. In addition, the Company maintains a Compliance Steering Committee, which includes all members of the Company’s executive leadership team, as well as leaders of key functional areas, such as compliance, supply chain and information technology. The Compliance Steering Committee meets on a quarterly basis to review enterprise risks, as well as related mitigation efforts, and management provides regular updates to the Board on significant matters that are discussed at such meetings.

The Audit, Nominating and Corporate Governance and CHCM Committees each make full reports to the Board of Directors at each regularly scheduled meeting regarding each committee’s considerations and actions, and risk considerations are presented to and discussed with the Board by management as part of strategic planning sessions and when considering potential acquisitions. Further details regarding the roles of the Board’s standing committees with respect to risk oversight are set forth below.

 Audit Committee

The Audit Committee (i) receives reports from and discusses with management, our internal audit team, and our independent registered public accounting firm all major risk exposures (whether financial, operating or otherwise), (ii) reviews the Company’s policies with respect to risk assessment and enterprise risk management, including with respect to cybersecurity risks, and (iii) oversees compliance with legal and regulatory requirements and our ethics program, including our Code of Business Conduct.

On an annual basis, management (i) provides the Audit Committee with a comprehensive overview of the Company’s compliance, information security and cybersecurity programs and initiatives and (ii) reviews its assessment of key enterprise risks and focus areas with the Audit Committee, utilizing a “risk radar” approach developed from meetings with key executives, external benchmarking discussions and reviews of industry thought leadership. Such assessment takes into account, among other things, potential impact to financial statements, regulatory and compliance considerations, potential impact to the Company’s brand and reputation, and the Company’s ability to meet customer demands.

Management reports to the Audit Committee on a quarterly basis regarding the Company’s information security and cybersecurity programs, including the Company’s training, processes, controls and procedures in these areas, as well as its efforts to monitor and improve its cybersecurity defenses and response plans. In addition, management provides regular updates to the Audit Committee on compliance and other matters that are raised through the Company’s ethics hotline and other internal channels.

 Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee oversees the corporate governance principles and governance structures that contribute to successful risk oversight and management. Pursuant to its charter, the Nominating and Corporate Governance Committee has primary oversight responsibility for reviewing the Company’s undertaking with respect to environmental, social and governance

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matters, and reviews environmental, social and governance trends and developments with management as a standing agenda item at each meeting.

 CHCM Committee

The CHCM Committee has direct oversight for the management of certain risks associated with compensation policies and practices, as further discussed below under “Compensation Discussion and Analysis—Compensation Program and Risk.” The CHCM Committee also reviews the Company’s strategies and policies related to human capital management, including with respect to matters such as diversity, inclusion, pay equity, corporate culture, talent development and retention. In addition, the CHCM Committee administers and implements the Company’s clawback policies, including the Enovis Corporation Policy for Recovery of Erroneously Awarded Compensation, including interpreting such policies, reviewing and evaluating such policies and recommending updates or modifications to such policies to the Board for consideration.
Standards of Conduct

 Corporate Governance Guidelines and Pledging

The Board has adopted Corporate Governance Guidelines, which set forth a framework to assist the Board in the exercise of its responsibilities. The Corporate Governance Guidelines cover, among other things, the composition and certain functions of the Board and its committees, executive sessions, Board responsibilities, expectations for directors, director orientation and continuing education, and our policy prohibiting pledging of Enovis stock by employees and directors.

 Code of Business Conduct

As part of our system of corporate governance, the Board has also adopted a Code of Business Conduct (the “Code of Conduct”), that is applicable to all directors, officers and employees of the Company. The Code of Conduct sets forth Company policies, expectations and procedures on a number of topics, including but not limited to conflicts of interest, compliance with laws, rules and regulations (including insider trading laws), honesty and ethical conduct, and quality. The Code of Conduct also sets forth procedures for reporting violations of the Code of Conduct and investigations thereof. If the Board grants any waivers from our Code of Conduct to any of our directors or executive officers, or if we amend our Code of Conduct, we will, if required, disclose these matters through our website within four business days following such waiver or amendment.

 Clawback Policy

In September 2023, the CHCM Committee adopted a new clawback policy in compliance with recently enacted SEC rules and NYSE listing standards which applies to our executive officers. The policy mandates the recovery of any erroneously awarded incentive-based compensation in the event that the Company is required to restate its financial results due to material non-compliance
with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. See page 38 for further details on our clawback policy.

 Policies on Insider Trading, Hedging and Stock Ownership

The Company has an insider trading policy that governs the purchase, sale, and/or other dispositions of our securities by directors, officers, employees, contractors, consultants and other persons designated by the Company that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing requirements of the New York Stock Exchange. In addition, our insider trading policy requires prior legal department review and approval of any Rule
10b5-1
trading plans, and prohibits any director, officer or employee of the Company from engaging in short sales, transactions in derivative securities (including put and call options), or other forms of hedging and monetization transactions, such as zero-cost
collars, equity swaps, exchange funds and forward sale contracts, that allow the holder to limit or eliminate the risk of a decrease in the value of the Company’s securities. Further, we have stock ownership policies applicable to our directors and executives to promote alignment of interests between our stockholders, directors and management, as described in greater detail further in this Proxy Statement.

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 Where to Find Our Key Governance Policies

The Corporate Governance Guidelines and Code of Conduct are available on the Company’s website at www.enovis.com on the Investors page under the Corporate Governance tab. These materials also are available in print to any stockholder upon request to: Corporate Secretary, Enovis Corporation, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.
Certain Relationships and Related Person Transactions

 Policies and Procedures for Related Person Transactions

We have adopted a written Policy Regarding Related Person Transactions pursuant to which our Nominating and Corporate Governance Committee or a majority of the disinterested members of our Board generally must approve related person transactions in advance. The policy applies to any transaction or series of similar transactions involving more than $120,000 in which the Company is a participant and in which a “related person” has a direct or indirect material interest. “Related persons” include the Company’s directors, nominees for director, executive officers, and greater than 5% stockholders, as well as the immediate family members of the foregoing. In approving or rejecting the proposed transaction, our Nominating and Corporate Governance Committee takes into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the person’s interest in the transaction and, if applicable, the impact on a director’s independence. Under the policy, if we discover related person transactions that have not been approved, the Nominating and Corporate Governance Committee is to be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

 Relationships and Transactions

Hayden Shirley, who serves as Vice President – Global Product Management and U.S. Marketing for the Company’s Reconstructive business, is the son of Brady R. Shirley, a director and former executive officer of the Company. In 2024, Mr. H. Shirley earned approximately $426,369 in salary and incentive compensation. He was also granted restricted stock unit awards with respect to 1,786 shares, which vest ratably over a three-year period. His compensation is consistent with the total compensation provided to other employees of the same level with similar responsibilities.
Contacting the Board of Directors
The Board of Directors has established a process for stockholders and interested parties to communicate with the Board. Stockholders and interested parties wishing to communicate with our Board may do so by writing to any of the members of the Board, the Chair of the Board, or the non-management
members of the Board as a group, at:
Enovis Corporation
2711 Centerville Road, Suite 400
Wilmington, Delaware 19808
Attn: Corporate Secretary
Our Policy Regarding Stockholder Communications with the Board of Directors (the “Board Communications Policy”) requires that any stockholder communication to members of the Board prominently display the legend “Board Communication” in order to indicate to the Corporate Secretary that it is communication subject to our policy and will be received and processed by the Corporate Secretary’s office. Each communication received by the Corporate Secretary is copied for our files and promptly forwarded to the addressee. In our Board Communications Policy, the Board has requested that certain items not related to the Board’s duties and responsibilities be excluded from forwarded communications, such as mass mailings and business advertisements. In addition, the Corporate Secretary is not required to forward any communication that the Corporate Secretary, in good faith, determines to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable. However, the Corporate Secretary maintains a list of each communication subject to this policy that is not forwarded, and on a quarterly basis delivers the list to the Chair of the Board. In addition, each communication subject to this policy that is not forwarded because it was determined by the Secretary to be frivolous, commercial advertising, irrelevant or similarly unsuitable is nevertheless retained in our files and made available at the request of any member of the Board to whom such communication was addressed.

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∎	DIRECTOR COMPENSATION

Our Board, at the recommendation of our CHCM Committee, sets the compensation program for non-employee directors. The CHCM Committee reviews this program on an annual basis and recommends changes as appropriate based on its evaluation of competitive levels for director compensation, utilizing peer company data provided by the Committee’s independent compensation consultant and its reasoned business judgment. See “Role of Compensation Consultants and Peer Data Review” on page 37.

ELEMENTS OF COMPENSATION

In 2024, non-employee Board members received compensation under the following compensation program:

∎	an annual cash retainer of $70,000;

∎

an annual equity award valued at $230,000, calculated under the same valuation approach applied in determining our annual equity grants as described in “Compensation Discussion and Analysis—Additional Compensation Information—Equity Grant Practice,” and awarded in connection with our annual meeting of stockholders, which consists entirely of RSUs that vest after one year of service on the Board;

∎

a $40,000 annual cash retainer for service as the Lead Independent Director, a $25,000 annual cash retainer for service as the Audit Committee Chair, a $20,000 annual cash retainer for service as CHCM Committee Chair, and a $15,000 annual cash retainer for service as Nominating and Corporate Governance Committee Chair; and

∎	in the case of any director who joins the Board following the grant date of the annual equity award, a pro-rated portion of the annual equity award.

Ms. Wienbar, who has been elected to serve as Chair of the Board, effective upon Mr. Trerotola’s retirement at the Annual Meeting, will receive an annual cash retainer of $150,000 for her service as Chair. Such retainer shall be prorated for 2025 and shall replace her retainer as Lead Independent Director.

STOCK OWNERSHIP POLICY FOR DIRECTORS

The Board has also approved a stock ownership policy for our non-employee directors. Each non-employee director is required to own shares of our common stock (including shares issuable upon exercise of stock options and shares underlying RSUs) with a value equal to five times the annual cash retainer within five years of joining the Board. All of our directors, have achieved these ownership targets as of the date of this Proxy Statement.

Further, our Board has adopted a policy prohibiting any director (or executive officer) from pledging as security under any obligation any shares of Company stock that he or she directly or indirectly owns and controls, and providing that pledged shares of Company common stock do not count toward our stock ownership requirements.

DEFERRED COMPENSATION PLAN FOR DIRECTORS

The Board has adopted a Director Deferred Compensation Plan which permits non-employee directors to receive, at their discretion, deferred stock units (“DSUs”) in lieu of their annual cash retainers and committee chairperson retainers. A director who elects to receive DSUs receives a number of units determined by dividing the cash fees earned during, and deferred for, the quarter by the closing price of our common stock on the date of the grant, which is the last trading day of the quarter. A non-employee director also may convert director RSU grants to DSUs under the plan. DSUs granted to our directors convert to shares of our common stock after separation from service, based upon a schedule elected by the director in advance. In the event that a director elects to receive DSUs, the director will receive dividend equivalent rights on such DSUs to the extent dividends are issued on our common stock. Dividend equivalents are deemed reinvested in additional DSUs (or fractions thereof) at the dividend payment date.

We also reimburse all directors for travel and other necessary business expenses incurred in the performance of their services on our Board and the committees thereof and extend coverage to them under our directors’ and officers’ indemnity insurance policies.

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The following table sets forth information regarding compensation paid to our non-employee directors during 2024. Compensation for Mr. Trerotola, our Chief Executive Officer, is set forth in the Summary Compensation Table. He does not receive any additional compensation for his service as a director.

DIRECTOR COMPENSATION FOR 2024

Name(1)	Fees Earned or Paid in Cash ($)		Stock Awards ($)	(2)	Total ($)
Barbara Bodem	70,000		221,889		291,889
Liam J. Kelly	70,000		221,889		291,889
Angela Lalor	90,000	(3)	221,889	(4)	311,889
Philip Okala	70,000		221,889		291,889
Christine Ortiz	70,000		221,889		291,889
A. Clayton Perfall	95,000		221,889	(4)	316,889
Rajiv Vinnakota	85,000		221,889		306,889
Sharon Wienbar	110,000		221,889	(4)	331,889

(1)	Compensation for our employee directors is summarized below in the “Summary Compensation Table.”

(2)

Amounts shown in the “Stock Awards” column represent the grant date fair value for stock awards granted to each director during 2024, as computed pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (“FASB ASC Topic 718”). See Note 14 to our consolidated financial statements for the year ended December 31, 2024, included in our Annual Report on Form 10-K filed with the SEC on February 26, 2025. The amounts reflect the grant date fair value of the 2024 annual grant of 4,338 restricted stock units made to each director in connection with the 2024 annual meeting of stockholders, which vest in full on May 20, 2025.

(3)

Ms. Lalor elected to receive DSUs in lieu of her annual cash retainer and committee chair retainer. DSUs convert to shares of our common stock after separation from service, based upon a schedule elected by the director in advance. During 2024, the amount of DSUs received in lieu of annual cash retainer and committee chair retainer by Ms. Lalor was 1,895. DSUs received for these cash retainers are considered “vested” and thus are not reflected in the table below.

(4)

RSUs granted to each of these directors, which were awarded in connection with the 2024 annual meeting of stockholders, were converted into DSUs at the election of each director. DSUs convert to shares of our common stock after termination of service on the Board, based upon a schedule selected by each director in advance. These DSUs will vest in full on May 20, 2025 in accordance with the vesting schedule applicable to the underlying restricted stock units.

As of December 31, 2024, the aggregate number of unvested stock awards and unexercised options outstanding held by each of our non-employee directors then serving at the time was as follows:

Name	Restricted Stock Units	Stock Options
Barbara Bodem	4,338	7,631
Liam J. Kelly	4,338	12,184
Angela Lalor	4,338	7,631
Philip Okala	4,338	8,147
Christine Ortiz	4,338	7,631
A. Clayton Perfall	4,338	18,300
Rajiv Vinnakota	4,338	12,965
Sharon Wienbar	4,338	18,300

- 2025 Proxy Statement	23

Proposal 2	Ratification of Selection of Independent Registered Public Accounting Firm

We are asking our stockholders to ratify the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent auditors. Ernst & Young LLP has served as our independent auditor since its appointment in 2002. Although stockholder ratification is not required, the appointment of Ernst & Young LLP is being submitted for ratification as a matter of good corporate practice with a view towards soliciting stockholders’ opinions which the Audit Committee will take into consideration in future deliberations. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. The Board of Directors and the Audit Committee believe that the retention of Ernst & Young LLP as the Company’s independent auditor is in the best interests of the Company and its stockholders.

Representatives for Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees and Services

The following table sets forth the aggregate fees for services rendered by Ernst & Young LLP for the Company for the fiscal years ended December 31, 2024 and 2023:

Fee Category (fees in thousands)	2024	2023
Audit Fees	$5,721	$3,997
Audit-Related Fees	—	—
Tax Fees	1,292	302
All Other Fees	—	—
TOTAL	$7,013	$4,299

This category of the table above includes fees for the fiscal years ended December 31, 2024 and 2023 that were for professional services rendered (including reimbursement for out-of-pocket expenses) for the integrated audits of our annual consolidated financial statements, for reviews of the financial statements included in our Quarterly Reports on Form 10-Q, and for statutory audits.

Audit-Related Fees

This category of the table above includes the fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

Tax Fees

This category of the table above includes fees billed for tax compliance, tax preparation, tax planning and other tax services. For 2024, Tax Fees included approximately $218,275 for tax compliance and preparation and approximately $1,073,229 for tax planning and other tax services. For 2023, Tax Fees included approximately $302,150 for tax compliance and preparation.

All Other Fees

This category of the table above includes fees billed for products and services other than those described above under Audit Fees, Audit-Related Fees and Tax Fees.

24	- 2025 Proxy Statement

The Audit Committee has considered whether the services rendered by the independent registered public accounting firm with respect to the fees described above are compatible with maintaining the independent registered public accounting firm’s independence and has concluded that such services do not impair its independence.

Audit Committee’s Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee must pre-approve all auditing services, review and attest services, internal control related services and non-audit services provided to the Company by the independent registered public accounting firm and all fees payable by the Company to the independent registered public accounting firm for such services. The Audit Committee also is responsible for overseeing the audit fee negotiations associated with the retention of Ernst & Young LLP for the audit of our financial statements. The Audit Committee has adopted a pre-approval policy to promote compliance with the NYSE’s listing standards and the applicable SEC rules and regulations relating to auditor independence. In accordance with the Audit Committee charter and the pre-approval policy, the Audit Committee reviews with Ernst & Young LLP and management the plan and scope of Ernst & Young LLP’s proposed annual financial audit and quarterly reviews, including the procedures to be utilized and Ernst & Young LLP’s compensation, and pre-approves all auditing services, review and attest services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed for us by Ernst & Young LLP. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee consistent with the pre-approval policy, provided that the decisions of such Audit Committee member or members must be presented to the full Audit Committee at its next scheduled meeting.

Vote Required

The affirmative vote of the holders of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025.

Board Recommendation

The Board unanimously recommends that stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025.

- 2025 Proxy Statement	25

∎	AUDIT COMMITTEE REPORT

The Audit Committee consists of A. Clayton Perfall, Barbara W. Bodem and Philip A. Okala, who are all non-management directors. The members of the Audit Committee meet the independence and financial literacy requirements of the NYSE and the additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules. In 2024, the Audit Committee held eight meetings. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, which it annually reviews. The charter, which complies with all current regulatory requirements, is available on the Company’s website at www.enovis.com on the Investors page under the Corporate Governance tab. During 2024, at each of its regularly scheduled meetings, the Audit Committee met with senior members of the Company’s finance team. Additionally, the Audit Committee has separate private sessions, during its regularly scheduled meetings, with the Company’s independent registered public accounting firm and head of internal audit, respectively. The Audit Committee is updated periodically on management’s process to assess the adequacy of the Company’s system of internal control over financial reporting, the framework used to make the assessment, and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has also discussed with the independent registered public accounting firm, their evaluation of the Company’s system of internal control over financial reporting.

The Audit Committee evaluates the performance of the Company’s independent registered public accounting firm each year and determines whether to reengage the current independent registered accounting firm or consider other independent registered accounting firms. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the independent registered accounting firm, the firm’s global capabilities, and the firm’s technical expertise, tenure as the Company’s independent registered accounting firm and knowledge of the Company’s global operations and businesses. In connection with the applicable audit partner rotation requirements, the Audit Committee also is involved in considering the selection of the auditors’ lead engagement partner when rotation is required. Based on this evaluation, the Audit Committee decided to engage Ernst & Young LLP as our independent registered accounting firm for the year ended December 31, 2025. The Audit Committee reviews with the independent registered accounting firm and management the overall audit scope and plans, as well as the results of internal and external audit examinations and evaluations by management and the independent registered accounting firm of the Company’s internal controls over financial reporting and the quality of the Company’s financial reporting. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the Audit Committee recommends that the Board ask stockholders, at the Company’s annual meeting, to ratify the appointment of the independent registered accounting firm (see Proposal 2 beginning on page 24).

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2024 with management and with the Company’s independent registered public accounting firm, including a discussion of the quality and suitability of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee are apprised of certifications prepared by the Chief Executive Officer and the Chief Financial Officer that the unaudited quarterly and audited annual consolidated financial statements of the Company fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews the Company’s quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements, and other reports, and of the independent registered public accounting firm, which is engaged to review the quarterly consolidated financial statements of the Company, and audit and report on the annual consolidated financial statements of the Company and the effectiveness of the Company’s internal control over financial reporting as of the Company’s year-end.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and SEC. The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence. On the basis of the reviews and discussions referenced above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2024 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

A. Clayton Perfall, Chair

Barbara W. Bodem

Philip A. Okala

26	- 2025 Proxy Statement

∎	COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis of compensation arrangements of our named executive officers for 2024 should be read together with the compensation tables and related disclosures set forth under the section heading “Executive Compensation.”

Executive Summary

 Named Executive Officers (“NEOs”)

The following discussion provides details regarding our executive compensation program and the compensation of our named executive officers in 2024. Our NEOs for 2024 are:

Name	Title
Matthew L. Trerotola(1)	Chief Executive Officer
Phillip “Ben” Berry	SVP and Chief Financial Officer
Brady R. Shirley(2)	Former President, Chief Operating Officer and Executive Advisor
Daniel A. Pryor	EVP, Strategy and Business Development
Patricia Lang	SVP and Chief Human Resources Officer
Bradley J. Tandy	SVP and Chief Legal Officer

(1)

Mr. Trerotola will be retiring from his position as CEO, effective upon the appointment of his successor, Damien McDonald, as the Company’s new CEO on May 12, 2025. Mr. Trerotola will continue to serve as an Executive Advisor to the Company for a period of one year following Mr. McDonald’s appointment.

(2)

Effective as of April 1, 2024, Mr. Shirley retired from his position as our President and Chief Operating Officer. Mr. Shirley continued to serve as an employee in the role of Executive Advisor until March 31, 2025 when he formally retired as an employee of the Company. Mr. Shirley remains a member of our Board of Directors. In accordance with Item 402 of Regulation S-K, because Mr. Shirley would have been one of the three most highly compensated executive officers in 2024 but for the fact that he was not serving as an executive officer as of December 31, 2024, Mr. Shirley is considered an NEO for 2024 and, as such, this Compensation Disclosure and Analysis and the compensation tables that follow include disclosure with respect to his compensation.

 Our Compensation Philosophy and Guiding Principles

Our executive compensation approach links compensation to Company and individual performance while aligning the long-term interests of management and stockholders. We strive to create a compensation program for our team members, including our executives, that provides a compelling and engaging opportunity to attract, retain and motivate the best talent. We believe that our compensation programs motivate performance-driven leadership that is aligned to achieve our financial and strategic objectives with the intention to deliver superior long-term returns to our stockholders. Utilizing this philosophy, our executive compensation program has been designed to:

Link rewards to performance and foster a team-based approach	Each executive has clear performance expectations and must contribute to our overall success rather than solely to objectives within his or her primary area of responsibility.
Align the performance responsibilities of executives with the long-term interests of stockholders	Our program emphasizes long-term stockholder value creation by using predominantly RSUs and performance-based RSUs, in combination with a stock ownership policy, to deliver long-term compensation incentives while minimizing risk-taking behaviors that could negatively affect long-term results.
Provide transparency through simplicity of design and practices	We provide three main elements in our compensation program–base salary, annual incentive cash bonuses, and long-term incentives–with an appropriate blend of purposes and incentives linked to easily understood objectives, as described further on page 31.

- 2025 Proxy Statement	27

 Fiscal 2024 Pay for Performance Alignment and Compensation Overview

In 2024, our leadership team continued to execute on the Company’s long-term goals of revenue growth and margin expansion. We finished fiscal 2024 with adjusted earnings per share of $2.84 and adjusted EBITDA of $377 million, an increase of 210 basis points versus fiscal year 2023.

While we achieved solid performance versus the established targets under our Annual Incentive Plan (“AIP”) for sales and adjusted EBITDA, our sales growth fell short of our goal, leading to an overall company performance factor under the AIP of 87% of target for our NEOs.

Further, the CHCM Committee took the following actions during 2024:

∎	Nominal base salary increases. No base salary increase was provided to the CEO in 2024 and nominal increases were provided to Mr. Berry, Ms. Lang, Mr. Pryor and Mr. Tandy, as further described below.

∎

Continued focus on long-term performance. Each of our NEOs’ annual equity awards consisted of (i) 50% PRSUs that cliff vest in three years based on relative TSR performance over a three-year performance period and require above-average TSR performance in order to pay out at target, and (iii) 50% RSUs that vest in equal installments over a three-year period following their grant date (with the exception of Mr. Shirley, who received only the RSU portion of his annual equity award due to his planned retirement).

 2024 Say-On-Pay Vote

At our 2024 Annual Meeting, approximately 98% of the stockholder votes cast on our advisory proposal to approve the compensation of our NEOs were voted in favor of our executive compensation proposal. Our CHCM Committee considered the outcome of this vote in the context of our prior and ongoing engagement with stockholders and accordingly did not make any additional changes to our executive compensation policies and program elements. Our CHCM Committee believes this affirms stockholders’ support of the Company’s approach to executive compensation. Accordingly, the CHCM Committee did not make any changes to the underlying structure of our executive compensation program in response to the 2024 “say-on-pay” vote, but will continue to review and consider the outcome of future say-on-pay votes when making compensation decisions for our NEOs.

 Our Executive Compensation Program

Our executive compensation program includes elements designed to align executive pay with Company objectives and long-term stockholder returns, including PRSU grants based on relative Total Shareholder Return.

For 2024, the CHCM Committee established the following target compensation program for our CEO:

2024 CEO Incentive Compensation Structure

89% of CEO compensation “at risk” and aligned with Company and stockholder success

28	- 2025 Proxy Statement

With respect to our other NEOs, for 2024, the CHCM Committee established the following target compensation program:

2024 Incentive Compensation Structure for Other NEOs (Average)

78% of compensation for other NEOs “at risk” and aligned with Company and stockholder success (excluding Mr. Shirley, who ceased to be an executive officer as of April 1, 2024)

Our 2024 executive compensation structure consists of three core compensation elements: base salary, an annual cash bonus, and long-term incentives. The CHCM Committee reviewed each element individually while also considering the total compensation package provided to create an appropriate mix designed to attract, incentivize, and retain our executives. The following table summarizes the core elements of our 2024 executive compensation program:

Element of Compensation	Purpose/Description	Form/Timing of Payout
Base Salary	Fixed compensation set at a competitive level to attract and retain our executive talent. Provides a base level of compensation that is not at risk to avoid fluctuations in compensation that could distract executives from the performance of their responsibilities.	Paid in cash throughout the year.
Annual Incentive Plan	Variable compensation that rewards our executive officers for achievement of critical annual operational and financial performance goals by the Company and, if applicable, respective business units, and recognizes the executive’s individual performance during the year.	Paid in cash after the year has ended and performance has been measured. See page 32 for further detail.
Long-Term Incentive Plan	Variable compensation that aligns the rewards of executives with the interests of stockholders to encourage actions and long-term prioritization that we believe will increase stockholder value by generating sustained and superior operational and financial performance over an extended period of time.	See page 34 for further detail.

- 2025 Proxy Statement	29

Leading Compensation Practices

The framework of our executive compensation program includes the governance features and other specific elements discussed below:

What we do		What we don’t do
✓	Pay for performance focus – Our AIP compensation is linked to pre-established financial and operational goals that are intended to drive performance over the annual performance plan period. Options, RSUs and PRSUs are linked to longer-term performance, our stock price, and, for PRSUs, relative TSR performance, which we believe incentivizes long-term Company success and stockholder value creation.	×	No gross-up payments to cover excise taxes or perquisites – We do not provide tax gross-ups to our executives in connection with severance benefits or executive perquisites other than relocation.
✓	Varying performance metrics under short-term and longer-term incentive plans – In balancing compensation objectives linked to short-term and long-term time horizons, the Company seeks to align compensation with several performance metrics that are critical to achievement of sustained growth and stockholder value creation.	×	No pledging or hedging of Company stock – We prohibit our executives and directors from hedging Enovis stock and from entering pledge arrangements or derivative agreements using Enovis stock.
✓	Caps on Annual Incentive Plan payouts – Executive bonus payments are capped under our AIP, as approved by our stockholders, in part to discourage excessive risk taking.	×	No repricing or buyout of underwater stock options – We do not permit the repricing of underwater stock options without the express approval of our stockholders.
✓	Double trigger provisions for change in control payments – Severance payable upon a change in control is only received upon executive’s employment termination without cause or resignation for good reason within two years following, or the three months preceding, the change in control. This approach is commonly referred to as “double trigger.”	×	No excessive change in control severance – No severance upon a change in control in excess of two times salary and target bonus.
✓	Clawback Policy and Insider Trading Policy – We have a comprehensive compensation clawback policy that applies to all of our executive officers and requires recovery of erroneously awarded incentive-based compensation upon a restatement of the Company’s financial statements to correct material noncompliance with any financial reporting requirement under the securities laws, and we enforce a strict insider trading policy and blackout periods for executives and directors.	×	No short-term vesting – We do not award any long-term incentives with a standard vesting period shorter than one year.
✓	Stock Ownership Policy – We have a robust stock ownership policy to further align the long-term financial interests of Company executives with those of our stockholders.	×	No compensation programs or policies that reward for material or excessive risk taking – We annually review the Company’s compensation policies and practices in relation to our risk management practices and any potential risk-taking incentives. Our most recent assessment concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
✓	Independent CHCM Committee and Consultant – Our CHCM Committee is comprised solely of independent directors. The compensation consultant to the CHCM Committee during 2024, FW Cook (i) is, based on the CHCM Committee’s assessment, independent and without any conflicts of interest with the Company and (ii) has never provided any services to the Company other than the compensation-related services provided to the CHCM Committee. See page 37 for further details.	×	No defined benefit pension plan – We do not maintain a defined benefit pension plan for any senior executives.

30	- 2025 Proxy Statement

Determination of Executive Compensation and Performance Criteria

Our executive compensation program is based on the philosophy and design outlined above with a focus on exceptional performance and continuous improvement from our management team. Within this framework, the CHCM Committee exercises its reasoned business judgment in making executive compensation decisions and takes into account recommendations by our Chief Executive Officer with respect to the compensation of each executive officer, other than himself (see “CEO Recommendations” on page 36). Some of the factors that generally are referenced when making executive compensation decisions, none of which is assigned a particular weight, are as follows:

∎	The nature of the executive’s position

∎

The CHCM Committee’s assessment of pay levels and practices for executives with the skills and experience our executives possess (see “Role of Compensation Consultants and Peer Data Review” on page 37)

∎	The experience and performance record of the executive

∎	The Company’s operational and financial performance

∎	The executive’s leadership potential

∎	The retention value of our compensation program over time

Further, a substantial percentage of compensation under our Annual Incentive Plan is determined solely by the achievement of annual performance criteria based on Board-approved financial and operational goals for the fiscal year. These goals are then incorporated into the metrics set for our Annual Incentive Plan and approved by the CHCM Committee, as further discussed under “Bonus Calculation and Payment—Financial and Operational Metrics and 2024 Performance Results” on page 33. We believe that this link to our Board-established corporate and business goals reinforces alignment and incentivizes breakthrough results both at the business-unit level and Company-wide.

Elements of Our 2024 Executive Compensation Program

 Base Salary

Base salaries are designed to provide compensation that is market competitive so that we can attract the best qualified individuals and retain our senior management. Base salaries are established at an executive’s hire and generally reviewed annually for potential increases. In February 2024, the CHCM Committee set the salary levels for each of our NEOs based on the CHCM Committee’s assessment of the relative roles and responsibilities of management and the results of their individual performance assessments, combined with perspective from competitive compensation data prepared by FW Cook and the CHCM Committee’s reasoned business judgment. A nominal base salary increase was approved for each of Mr. Berry, Mr. Pryor, Ms. Lang and Mr. Tandy based on the CHCM Committee’s review of their performance as described by Mr. Trerotola. They also reviewed compensation data (with the input of FW Cook) of our peer group companies as well as a general evaluation of competitive external market conditions for recruiting and retaining talent. A comparison of base salary levels as of December 31, 2024 and 2023 is set forth below:

Named Executive Officer	2023 Annual Base Salary	2024 Annual Base Salary	Percentage Increase
Mr. Trerotola	$1,077,000	$1,077,000	—
Mr. Berry	$575,000	$590,000	3%
Mr. Shirley(1)	$850,000	$425,000	-50%
Mr. Pryor	$579,000	$600,000	4%
Ms. Lang	$485,000	$495,000	2%
Mr. Tandy	$485,000	$495,000	2%

(1)	Mr. Shirley’s base salary was reduced by 50% effective as of May 5, 2024 in connection with his transition to an Executive Advisor role.

- 2025 Proxy Statement	31

 Annual Incentive Plan

The goal of our AIP is to reward our executives for achievement in key areas of Company operational and financial performance as well as each executive’s individual contributions to Company success. Our NEOs are eligible to receive a cash incentive payment that is expressed as a percentage of the executive’s base salary (i.e., “target bonus”) under the AIP. Performance measures include corporate and individual performance against pre-established financial and operational metrics approved by the CHCM Committee at the beginning of the fiscal year.

These performance metrics established by the CHCM Committee for business leaders reflect both Company-wide and business-specific performance targets and result in a company performance factor (“CPF”). The amount payable for each NEO under the AIP can be adjusted upward or downward based on the individual performance factor (“IPF”), which is linked to specific, individualized business goals for each NEO. Actual bonus amounts are determined following completion of the performance year and are based on performance relative to these pre-established business and individual goals using the following formulas:

Executives can achieve a payout percentage of their target bonus ranging from zero for below-threshold performance, 50% for threshold performance, and up to a maximum of 200%, with 100% target goal achievement resulting in 100% payout of the individual’s target bonus for that performance metric, based on the extent to which objective pre-established financial and operational performance goals are achieved.

The total amount earned is subject to adjustment based on individual achievement as measured by an IPF. The IPF is a multiplier that ranges from 0 to 1.5 (subject to an overall payout cap of 250% of the target bonus). The IPF rating is based on individual performance against pre-established objectives and the embodiment of our Company’s core values and behaviors. The IPF and key performance indicators include both financial and non-financial Company objectives over which the executive has primary control.

Detail regarding the individual components of these formulas for fiscal year 2024, including a calculation of the payout percentages and description of the IPF component, follows below.

Key Executive Team Achievements

∎	Delivered strong sales growth (23.5% reported, 5.5% comparable sales basis) and expanded adjusted EBITDA margins by 210 basis points

∎	Successfully integrated LimaCorporate S.p.A. acquisition, exceeding key first-year targets

∎	Significantly improved safety performance, resulting in an 18% reduction in reportable incidents and a 34% improvement in the Company’s total recordable incident rate

∎

Launched several new products within the Company Reconstructive segment, including our AltiVate Reverse Glenoid system, which contributed to accelerated growth in the second half of 2024 and created positive sales momentum for 2025

∎	Maintained a strong Company-wide employee engagement score of 80%

∎	Expanded programming by team member affinity groups, which are open to all employees

∎	Leveraged the Company’s EGX tools to drive efficiency and productivity to offset impacts of inflation

∎	Advanced the Company’s environmental reporting initiatives, included the addition of new metrics related to waste generation and water consumption

32	- 2025 Proxy Statement

Bonus Calculation and Payment – Financial and Operational Metrics and 2024 Performance Results

For our NEOs, in 2024 we utilized financial targets based on net sales (as adjusted), and adjusted EBITDA for the Company performance factors. Performance targets were based upon Board-approved operational and financial goals for 2024 and represented significant progress in each category toward the achievement of the Company’s long-term growth objectives and aligned with the Board-approved corporate budget.

The financial and operational performance measures and corresponding weightings of these metrics for 2024 were as follows:

Measure	Weighting
Net sales (as adjusted)(1)(3)	40%
Adjusted EBITDA(2)(3)	60%

(1)

Net sales performance is measured by comparing (a) the actual US GAAP sales excluding unbudgeted acquisitions versus (b) the target sales adjusted for changes in currency translation exchange rates in order to create a constant currency view. Targets are adjusted for unbudgeted divested and discontinued operations.

(2)

Adjusted EBITDA is a non-GAAP measure and is calculated by adding to US GAAP operating income (a) depreciation and amortization expense; (b) adjustment categories included in the Company’s 2024 budget, including but not limited to restructuring, strategic transaction charges, EU MDR costs, inventory step-up and other non-cash charges relating to acquisitions, equity compensation costs, and unusual litigation costs; and (c) other nonrecurring charges for impairments of goodwill or intangibles, highly inflationary accounting, material tax, regulatory or accounting pronouncement changes, pension curtailment costs, material acquisition deal and integration costs, or material financing-related charges. Adjusted EBITDA performance is measured by comparing (a) the actual adjusted EBITDA, excluding unbudgeted acquisitions versus (b) the target adjusted EBITDA further adjusted for changes in currency translation exchange rates in order to create a constant currency view. Targets are adjusted for unbudgeted divested and discontinued operations.

(3)

For a more detailed explanation of why we present these non-GAAP measures, how we calculate these non-GAAP measures and the reconciliation of these non-GAAP measures to their nearest GAAP measures, see our 2024 Annual Report on Form 10-K, under the heading “Non-GAAP Measures.”

Bonus Calculation – Target Bonus

The CHCM Committee annually reviews and approves AIP target bonus percentages for each executive officer in alignment with our compensation philosophy and taking into consideration the CHCM Committee’s competitive marketplace review. Targets as a percentage of base salary, which are set forth below, did not change from prior-year targets.

The 2024 corporate performance goals and achievement for each are set forth below. As shown in the table, the weighted average performance result for the 2024 CPF was 87% of plan.

Measure	Weighting	Threshold	Target	Maximum	Achieved	CPF Based on Weighting
Net Sales (as adjusted)	40%	$2.056 billion	$2.141 billion	$2.313 billion	$2.108 billion	80%
Adjusted EBITDA	60%	$337 million	$385 million	$481 million	$377 million	91%
Weighted aggregate CPF for 2024						87%

Bonuses for each of our NEOs, as calculated pursuant to the foregoing calculations, are set forth in the following table. These bonuses are also reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below on page 41.

NEO	Base Salary ($)		Target Bonus Percentage		Target Bonus ($)		CPF	Bonus before IPF application ($)	Individual Performance Factor (IPF)(1)		Executive Bonus Payment ($)
Mr. Trerotola	1,077,000	X	125%	=	1,346,250	X	87%	1,171,238	100%	=	1,171,238
Mr. Berry	590,000	X	75%	=	442,500	X	87%	384,975	97.5%	=	375,351
Mr. Shirley(2)	572,116	X	100%	=	572,116	X	87%	497,741	100%	=	497,741
Mr. Pryor	600,000	X	80%	=	480,000	X	87%	417,600	105%	=	438,480
Ms. Lang	495,000	X	70%	=	346,500	X	87%	301,455	110%	=	331,601
Mr. Tandy	495,000	X	70%	=	346,500	X	87%	301,455	102.5%	=	308,992

(1)	Under the Annual Incentive Plan, the IPF can range from 0 – 150%.

(2)	Mr. Shirley’s bonus was calculated on salary actually paid during 2024, taking into account a reduction in salary when he transitioned to an Executive Advisor role.

- 2025 Proxy Statement	33

Bonus Calculation – Individual Performance Factor

In addition to the target bonus percentages and financial and operational metrics discussed above, the third and final factor under our AIP is the IPF, as described above. The individual performance factors for each executive were determined after evaluating each NEO’s performance, including the key executive team achievements detailed on page 32 above. In 2024, certain non-financial Company objectives were considered in determining the IPFs for our NEOs, including among others, improvements in safety performance, advancement of human capital management initiatives, employee engagement, development and retention of key leaders, and information security and compliance program enhancements.

 Long-Term Incentives

The goal of our long-term incentive plan is to align the compensation of executives with the interests of stockholders by encouraging sustained long-term improvement in operational and financial performance and long-term increase in stockholder value. Long-term incentives also serve as retention instruments and provide equity-building opportunities for executives. In 2024, annual equity awards have consisted of 50% PRSUs and 50% time-vesting RSUs. The CHCM Committee believes this further aligns the long-term interests of management and stockholders and promotes increased equity ownership among our executive officers.

Annual Grants under Omnibus Incentive Plan

On March 4, 2024, the CHCM Committee granted annual awards under the 2020 Omnibus Incentive Plan with a target aggregate value as set forth in the table below. Each NEO received 50% of their annual grant in the form of PRSUs, and 50% in the form of RSUs, with exception of Mr. Shirley who received 100% of his annual grant in the form of RSUs. The total aggregate target grant values for 2024 presented in the table below for Mr. Trerotola, Mr. Berry, Ms. Lang and Mr. Tandy reflect increases over the prior year of 11.4%, 66.7%, 15% and 11.1%. In determining such increases, the CHCM Committee reviewed market data based on peer group benchmarking in order to determine a grant level that would be competitive with the market. The CHCM Committee also took into consideration other factors, including that Mr. Trerotola has not received a base salary increase since 2019 and that Mr. Berry’s grant in 2023, as he transitioned into his current role as CFO, placed him below the median for similarly situated CFOs in our peer group.

Annual Grant Recipient	Total Aggregate Value of Grant ($)(1)
Mr. Trerotola	7,800,000
Mr. Berry	2,000,000
Mr. Shirley	1,500,000
Mr. Pryor	1,950,000
Ms. Lang	1,150,000
Mr. Tandy	1,000,000

(1)

The target dollar values of the equity grants noted above do not reflect the valuations computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Instead, based on the target dollar value of equity awards and the allocation of the form of equity awards noted above, the actual number of RSUs and the target number of PRSUs granted was determined by dividing the corresponding allocation of the dollar value by the 20-day average of the closing price of our common stock as of the grant date. Additional details on amounts of the 2024 annual equity grants to our NEOs are shown under Grants of Plan-Based Awards for 2024 on page 43.

RSUs vest in three equal annual installments beginning on the first anniversary of the grant date and PRSUs cliff vest at the end of the three-year measurement period to the extent of achievement of the relative TSR performance metric (vs. the S&P 500 Health Care Equipment Select Industry Index) based on the following payout scale:

	3-Year TSR Percentile Rank*	Resulting Shares Earned (% of target)
Below Threshold	<30th	0%
Threshold	30th	50%
Target	55th	100%
Maximum	>80th	200%
Enovis negative absolute TSR results in max payout at target	—	100%

*	Linear interpolation between threshold and target and target and maximum.

34	- 2025 Proxy Statement

As shown in the table above, the target payout is subject to achieving the relative TSR performance metric at the 55th percentile, which underscores the Company’s commitment to delivering and incentivizing above-median performance and returns to stockholders. In the event that the Company’s absolute TSR for the performance period is negative, the maximum payout is capped at target.

 Additional Compensation Information

Other Elements of Compensation—Non-Qualified Deferred Compensation and Perquisites

The Company does not maintain an active pension plan and instead makes matching contributions to a tax-qualified 401(k) plan and Non-Qualified Deferred Compensation Plan. We established the Non-Qualified Deferred Compensation Plan, which provides participants the opportunity to defer a percentage of their compensation without regard to the compensation limits imposed by the Internal Revenue Code under our 401(k) plan, to allow our senior-level executives to contribute toward retirement on a tax-effective basis in a manner that is consistent with other Enovis employees who are not limited by the Internal Revenue Code limits. For additional details concerning the Non-Qualified Deferred Compensation Plan, please see the Non-Qualified Deferred Compensation Table and the accompanying narrative disclosure. The Company also maintains two closed plans: (i) the Enovis Excess Benefit Plan, which was frozen as of December 31, 2015, and (ii) the DJO Global Executive Deferred Compensation Plan (the “DJO Nonqualified Plan”), which was acquired in connection with the acquisition of DJO and was frozen to new participants and future deferrals on December 31, 2019. Mr. Pryor holds an account balance in the Enovis Excess Benefit Plan while Mr. Shirley and Mr. Tandy hold account balances in the DJO Nonqualified Plan.

Aside from the benefits provided to Mr. Trerotola at the time of his hire, which include (i) an automobile allowance of $20,000 per year and (ii) personal use of a private aircraft chartered by the Company (as further described below) and/or personal financial planning services (or any combination thereof) in an aggregate amount not to exceed $100,000 in compensation income for any calendar year, we provide minimal perquisites to our executives. Such perquisites include (i) up to $10,000 in financial and tax planning services for senior executives, (ii) executive long-term disability coverage which decreases the gap between our standard long-term disability plan and the executives monthly pay, (iii) executive physical and (iv) business-related items such as relocation assistance, which may be grossed up consistent with competitive market recruitment practices.

The Board encourages the CEO to use the private aircraft chartered by the Company whenever reasonable for both business and personal travel. This benefit increases the level of safety and security for Mr. Trerotola and his family. Making the aircraft available to Mr. Trerotola also allows him to efficiently and securely conduct business during both business and personal flights and eliminates the inefficiencies of commercial travel. The Board believes that the value of making the aircraft available to Mr. Trerotola and his family, in terms of convenience, security and saving time, results in an efficient form of compensation for Mr. Trerotola.

Employment Agreements

Mr. Trerotola is party to an employment agreement with the Company. Mr. Trerotola’s employment agreement has an initial three-year term, subject to automatic one-year term extensions thereafter, unless we or Mr. Trerotola provides written notice in advance to terminate the automatic extension provision. Mr. Trerotola’s base salary may not be reduced below the amount previously in effect. In addition, Mr. Trerotola is entitled to participate in our Annual Incentive Plan with a target bonus amount no less than 120% of his base salary then in effect. Mr. Trerotola’s agreement also provides severance benefits as well as enhanced change in control severance benefits only if a termination for “good reason” or other than for “cause” occurs within two years following the change in control (i.e., “double trigger” provisions).

Mr. Trerotola is also party to a retirement and transition agreement with the Company, entered into on March 13, 2025 following his notification to the Board of his intention to retire from his position as CEO of the Company, effective upon his successor being appointed by the Board and assuming the role of CEO. The agreement sets forth the terms of Mr. Trerotola’s continued employment with the Company as an Executive Advisor for a one year transition period commencing from the appointment date of his successor (May 12, 2025). Pursuant to the agreement, Mr. Trerotola will continue to receive his current annual base salary through the second calendar month following the appointment of his successor, and thereafter, for the duration of the transition period, will receive a reduced base salary that is commensurate with his level of involvement in transition matters; provided that such reduced base salary shall not be less than 50% of his current base salary. During the transition period, Mr. Trerotola will remain eligible to receive the perquisites and participate in the employee benefit plans and programs in which he currently participates, but will not be eligible to receive any additional equity or long-term incentive cash awards under the Company’s long-term incentive plans.

Mr. Berry’s letter agreement, entered into upon his promotion to the position of Chief Financial Officer, provides that Mr. Berry’s base salary is a specified amount and that he is entitled to annual merit salary increases based on benchmarking and Company merit increase guidelines. In addition, Mr. Berry is entitled to receive an annual bonus as a percentage of his base salary. Mr. Berry’s letter agreement also provides severance and other benefits.

- 2025 Proxy Statement	35

Prior to his retirement from his position as President and Chief Operating Officer, effective as of April 1, 2024, Mr. Shirley was party to a service agreement with DJO, which he entered into prior to our acquisition of the DJO business in 2019 and which was assumed as part of the acquisition. The agreement provides for a four-year initial term, with automatic one-year term extensions commencing November 14, 2020, unless we or Mr. Shirley provides written notice in advance to terminate the automatic extension provision. The agreement provides that Mr. Shirley’s base salary is a specified amount and that he is entitled to such increases as determined by the Board. In addition, Mr. Shirley is entitled to receive an annual bonus of 100% of his base salary. Mr. Shirley did not receive any severance benefits or additional compensation in connection with his retirement from his role as President and COO and transition to his position as Executive Advisor.

Mr. Pryor is party to an employment agreement with the Company. Mr. Pryor’s employment agreement has an initial two-year term, subject to automatic one-year term extensions thereafter, unless our Board or Mr. Pryor provides written notice in advance to terminate the automatic extension provision. Mr. Pryor’s base salary may not be reduced below the amount previously in effect without his written agreement. In addition, Mr. Pryor is entitled to participate in our Annual Incentive Plan with a target bonus amount no less than 50% of his base salary then in effect. Mr. Pryor’s agreement also provides severance benefits.

Ms. Lang’s letter agreement, entered into upon her hire, provides that Ms. Lang’s base salary is a specified amount and that she is entitled to annual merit salary increases based on benchmarking and Company merit increase guidelines. In addition, Ms. Lang is entitled to receive an annual bonus as a percentage of her base salary. Ms. Lang’s letter agreement also provides severance and other benefits.

Mr. Tandy’s letter agreement, entered into upon his hire, provides that Mr. Tandy’s base salary is a specified amount and that he is entitled to annual merit salary increases based on benchmarking and Company merit increase guidelines. In addition, Mr. Tandy is entitled to receive an annual bonus as a percentage of his base salary. Mr. Tandy’s letter agreement also provides severance and other benefits.

In addition, during 2022 each of our NEOs other than Mr. Trerotola was party to a change in control agreement with the Company. Mr. Berry entered into a change in control agreement with the Company when he was promoted to the position of Chief Financial Officer. Under the change in control agreements, severance payable upon a change in control is only received upon the executive officer’s termination without cause or resignation for good reason within two years following, or the three months preceding, the change in control. The change in control agreements are designed to retain these executive officers and ensure their continued dedication to the Company notwithstanding a possible change in control.

Additional details regarding the material terms of these agreements are summarized under “Employment Agreements, Change in Control Agreements, Retention Agreements and Executive Officer Severance Plan” on page 46 and “Potential Payments Upon Termination or Change in Control” on page 53 and a summary of the material terms and eligibility requirements for the Executive Officer Severance Plan is provided under “Potential Payments Upon Termination or Change in Control.”

Stock Ownership Policy and Stock Holding Requirements

Our stock ownership policy further aligns the long-term financial interests of Company executives with those of our stockholders while also serving as an effective risk mitigation tool. Each executive at a vice president level or higher must retain at least one-half of vested equity awards, less shares withheld or sold for tax withholding obligations, until the executive has accumulated shares of our common stock or other qualifying forms of equity having the value described below. The ownership value thresholds are as follows:

Leadership Position	Value of Shares
CEO	6x base salary
COO/EVP/SVP	3x base salary
VP	1x base salary

All of the Company’s NEOs have achieved these ownership targets as of the date of this Proxy Statement.

CEO Recommendations

During 2024, Mr. Trerotola provided recommendations to the CHCM Committee with respect to the compensation levels for our executive officers, other than for himself. These recommendations were based on his assessment of the executive officer’s relative experience, overall performance, and impact on the achievement of our financial and operational goals and strategic objectives, combined with perspective from the competitive review data. While the CHCM Committee took these recommendations under advisement, it independently evaluated the pay recommendations for each executive officer and made all final compensation decisions in accordance with its responsibilities as set forth in the CHCM Committee Charter.

36	- 2025 Proxy Statement

Role of Compensation Consultants and Peer Data Review

Our CHCM Committee also obtains perspective from competitive data reviewed by FW Cook, the independent advisor to the CHCM Committee on matters of executive compensation. The CHCM Committee annually reviews the list of peer companies previously recommended by FW Cook to confirm that such peer group represent competitors for talent and business, our growth trajectory, revenue, market capitalization and overall scope and nature of operations. In the fall of 2024, the CHCM Committee, in consultation with FW Cook, reviewed the Company’s peer group and determined that no changes were necessary. The peer group is as follows:

2024 Peer Group
Bio-Rad Laboratories (BIO)	Globus Medical (GMED)	ResMed (RMD)
Bruker (BRKR)	Haemonetics (HAE)	STERIS plc (STE)
CONMED (CNMD)	Hologic (HOLX)	Teleflex (TFX)
The Cooper Companies, Inc. (COO)	ICU Medical (ICUI)	Zimmer Biomet Holdings, Inc. (ZBH)
DENTSPLY SIRONA (XRAY)	Integra LifeSciences Holdings (IART)
Envista Holdings (NVST)	Masimo (MASI)

Competitive review data drawn from this group was utilized by the CHCM Committee as one of many reference points to assist in its compensation decisions, and for certain NEOs, competitive review data drawn from this group was used to “benchmark” the amount of compensation paid to such NEOs.

Independence of Compensation Consultant

The CHCM Committee annually considers the independence of FW Cook in light of the SEC rules regarding conflicts of interest involving compensation consultants and NYSE listing standards regarding compensation consultant independence. The CHCM Committee requested and received a letter from FW Cook addressing conflicts of interest and independence, including specific factors enumerated in both relevant SEC rules and NYSE listing standards. The CHCM Committee discussed and considered these factors, and other factors it deemed relevant, and concluded that FW Cook is independent and that its work during 2024 did not raise any conflict of interest.

Compensation Program and Risk

As part of our continued appraisal of our compensation program, management, with oversight from the CHCM Committee, annually reviews our compensation policies and practices and the design of our overall compensation program in relation to our risk management practices and any potential risk-taking incentives. This assessment includes a review of the primary elements of our compensation program in light of potential risks:

Compensation Program Risk Considerations

Pay Mix

∎  Compensation program reflects an appropriate mix of short- and long-term incentives, which mitigate the risk of undue focus on short-term targets while rewarding performance in areas that are key to our long-term success.

∎  Base salaries are set at competitive levels to promote stability and provide a component of compensation that is not at risk.

Performance Metrics and Goals

∎  Distinct performance metrics are used in both our short-term (AIP) and long-term incentive plans.

∎  Our Annual Incentive Plan is designed with a payout scale (including a maximum cap) that supports our pay-for-performance philosophy, as set forth on page 32.

Long-Term Incentives

∎  The equity grant portion of our compensation program, combined with our stock ownership guidelines and stock holding requirements, is designed to align the long-term interests of our executives with those of our stockholders.

- 2025 Proxy Statement	37

We have controls and other policies in place that serve to limit excessive risk-taking behavior within our compensation program, including, but not limited to, the following:
Compensation Risk Mitigation Components

Compliance Risk Mitigation
∎
  Oversight of our compensation process and procedures by the CHCM Committee, each member of which has been determined by the Board to be independent under applicable SEC rules and NYSE listing standards;
∎
  Internal controls over our financial reporting, which are maintained by management and reviewed as a part of our internal audit process and further reviewed and tested by our external auditors, as overseen by the Audit Committee; and
∎
  Audit Committee oversight and review of financial results and non-GAAP
metrics used in certain components of our AIP and long-term incentives.

Personnel Risk Mitigation	∎ Implementation of and training on Company-wide standards of conduct, as described on page 20 under “Standards of Conduct.”
Risk Mitigation Policies
∎
  Provisions in the Company’s insider trading policy prohibiting hedging transactions that would allow the holder to limit or eliminate the risk of a decrease in the value of the Company’s securities;
∎
  A policy requiring prior legal department review and approval of any Rule
10b5-1
trading plans;
∎
  A policy prohibiting pledging of Company shares; and
∎
  A clawback policy applicable to all executive officers.

The CHCM Committee reviews with management the results of its assessment annually. Based on its most recent review, the CHCM Committee concluded that the risks arising from Company compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.
Additionally, the CHCM Committee also reviews the Company’s strategies and policies related to human capital management, including with respect to matters such as diversity, inclusion, pay equity, corporate culture, talent development and retention.
Hedging Ban
Any director, officer or employee of the Company is prohibited from engaging in short sales, transactions in derivative securities (including put and call options), or other forms of hedging and monetization transactions, such as zero-cost
collars, equity swaps, exchange funds and forward sale contracts, that allow the holder to limit or eliminate the risk of a decrease in the value of the Company’s securities.
Pledging Ban
Our Board has adopted a policy that prohibits any director or executive officer from pledging as security under any obligation any shares of Company stock that he or she directly or indirectly owns and controls.
Clawback Policy
Following the SEC’s approval of Section 303A.14 of the NYSE Listed Company Manual, in September of 2023 the CHCM Committee adopted a new, more stringent, clawback policy applicable to our current and former executive officers. Under the policy, in the event the Company is required to restate its financial results due to material non-compliance
with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Company will recover will recover, reasonably promptly, any incentive-based compensation (including any cash or equity-based compensation) that was erroneously awarded to an executive officer during the three years prior to the date that the Company determines such restatement is required. Such recovery is required by the policy regardless of whether the applicable executive officer engaged in misconduct or otherwise caused or contributed to the requirement for the restatement and regardless of whether restated financial statements are filed by the Company. The Company may effect such recovery by requiring executive officers to repay such amount(s) to the Company, by reduction or cancelation of incentive-based compensation, by set-off,
to the extent permitted by law, of erroneously awarded compensation against other compensation payable by the Company to the extent permitted by law, or such other means or combination of means as the CHCM Committee determines to be appropriate.
Equity Grant Practice
The CHCM Committee has the authority to grant equity awards. The Company does not time the grant of equity awards around material, non-public
information. In February 2023, the Company updated its annual equity grant practice to provide that annual equity

38	- 2025 Proxy Statement

grants will be made approximately ten days following the Company’s release of its full-year financial results. The target grant value is translated into a number of shares underlying each grant using a valuation formula that, for PRSUs and RSUs, incorporates a
20-day
average closing price up to and including the grant date, to avoid the potential volatility impact of using a single-day
closing price.
The CHCM Committee has delegated authority to our CEO and Chief Human Resources Officer for non-annual
grants of equity awards to team members who are
non-executive
officers. The aggregate grant date value of such equity awards may not exceed the amount authorized by the CHCM committee during the fiscal year period. For 2024, the authorized amount was $3,000,000. Such awards are subject to further restrictions on individual size, and awards must be made pursuant to the terms of award agreement forms previously approved by the Board or the CHCM Committee. The effective grant date of these awards is on the first trading day on or after the date of hire or promotion for newly hired employees following review and approval by the CEO or Chief Human Resources Officer, as applicable. The CHCM Committee receives a report of any grants made pursuant to this delegated authority at each regularly scheduled meeting.
Rule
10b5-1
Trading Plans by Executive Officers
Certain of our executive officers have adopted written stock trading plans in accordance with Rule
10b5-1
under the Exchange Act and our insider trading policy. A Rule
10b5-1
Trading Plan is a written document that
pre-establishes
the amount (or ratio), prices, and dates (or range of possible dates) of future purchases or sales of our common stock. These plans are entered into during an open window period in accordance with the terms of our insider trading policy. From time to time, certain NEOs have entered into such plans to exercise options that are approaching the end of their term.

- 2025 Proxy Statement	39

∎	COMPENSATION AND HUMAN CAPITAL MANAGEMENT COMMITTEE REPORT

The Compensation and Human Capital Management (CHCM) Committee participated in the preparation of the Compensation Discussion and Analysis, reviewing successive drafts and discussing the drafts with management. Based on its review and discussions with management, the CHCM Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2025 Proxy Statement and in the Company’s Annual Report on Form 10-K for 2024 by reference to the Proxy Statement.

Compensation and Human Capital Management Committee of the Board of Directors

Angela S. Lalor, Chair
Rajiv Vinnakota
Sharon Wienbar

40	- 2025 Proxy Statement

∎	EXECUTIVE COMPENSATION

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compen- sation ($)(5)	Total ($)
Matthew L. Trerotola	2024	1,077,000	—	9,521,707	—	1,171,238	—	682,693	12,452,638
Chief Executive Officer	2023	1,077,000	—	5,678,701	1,750,010	1,806,668	—	462,256	10,774,635
	2022	1,077,000	2,423,250	5,402,485	1,674,597	1,080,366	—	538,982	12,196,680
Phillip “Ben” Berry(6)	2024	586,250	—	2,441,410	—	375,351	—	27,118	3,430,129
Chief Financial Officer	2023	531,443	—	973,502	299,993	526,125	—	26,641	2,357,704

Brady Shirley	2024	572,116	—	1,538,716	—	497,741	—	76,360	2,556,943
Executive Advisor (former President and Chief Operating Officer)	2023	850,000	—	2,433,756	750,008	1,088,850	—	81,177	5,203,791
	2022	850,000	1,700,000	2,406,878	749,816	733,125	—	55,389	6,495,208
Daniel A. Pryor	2024	594,750	—	2,380,427	—	438,480	—	98,094	3,511,751
Executive Vice President, Strategy and Business Development	2023	579,000	—	2,975,748	487,488	621,614	—	89,119	4,752,969
	2022	579,000	1,042,200	1,580,192	487,382	364,770	—	91,392	4,144,936
Patricia Lang	2024	492,500	—	1,403,804	—	331,601	—	72,240	2,300,144
Senior Vice President and Chief Human Resources Officer	2023	485,000	—	811,247	249,994	455,609	—	70,979	2,072,829
	2022	476,385	765,000	797,796	249,912	280,088	—	68,993	2,638,124
Bradley J. Tandy(6)	2024	492,500	—	1,220,705	—	308,901	—	72,953	2,095,150
Senior Vice President and
Chief Legal Officer

(1)	Amounts set forth in this column for 2022 reflect the cash payments made to each NEO pursuant to retention agreements entered into on March 5, 2021 related to the Separation.

(2)

Unless otherwise indicated below, amounts represent the aggregate grant date fair value of grants made to each NEO, as computed in accordance with FASB ASC Topic 718. See Note 14 to our consolidated financial statements for the year ended December 31, 2024, included in our Annual Report on Form 10-K filed with the SEC on February 26, 2025. See “Long-Term Incentives” above on page 34. Assuming the maximum achievement of the performance goals applicable to the PRSUs, the grant date value of the PRSUs granted to the NEOs in 2024 would have been $8,001,175, $2,051,539, $2,000,294, $1,179,629 and $1,025,769 for Messrs. Trerotola, Berry, Pryor, Ms. Lang and Mr. Tandy, respectively. Assuming the maximum achievement of the performance goals applicable to the PRSUs, the grant date value of the PRSUs granted to the NEOs in 2023 would have been $6,504,491, $1,115,062, $2,787,656, $1,811,919 and $929,180 for Messrs. Trerotola, Berry, Shirley, Pryor, and Ms. Lang, respectively.

At the time of the Separation, the CHCM Committee certified the performance results of the Company’s PRSU awards granted in 2020, 2021 and 2022, as the performance metrics of these awards would no longer have been appropriate measurements of performance following the Separation. Accordingly, the CHCM Committee certified the performance of the 2020 PRSU awards based on the Company’s relative TSR performance through December 31, 2021. At such date, two-thirds of the performance period was completed and the Company’s performance reflected a relative TSR ranking in the 40th percentile of the Index, which resulted in a payout at 70% of target. The CHCM Committee also certified the performance of the 2021 and 2022 PRSU awards to be paid at target when they vest. The certified PRSUs remain subject to continued employment of the executive during the vesting period. In arriving at such decisions, the CHCM Committee considered that the PRSUs were to be earned based on relative total shareholder return compared to the S&P MidCap 400 Industrials Index, and that following the Separation such metric would no longer be relevant since the Company would be changing from an industrial GICS code to one in the medical device industry and would also have a new set of peers. With respect to the 2021 and 2022 PRSU awards, the CHCM also considered that such awards were less than halfway through the performance period at the time of the Separation. For such modified PRSU awards, the amounts reported in the table above for 2022 include the incremental fair value of the modified awards, computed as of the date of modification in accordance with ASC Topic 718. See “2020, 2021 and 2022 PRSU Performance Determinations” on page 35 of the Company’s 2023 Proxy Statement as filed with the SEC on March 31, 2023 and “Outstanding Equity Awards at Fiscal-Year End” on page 44 for further details.

Incremental Value
Matthew L. Trerotola
2020 PRSU award	$258,120
2021 PRSU award	61,883
2022 PRSU award	175,070
$495,073

- 2025 Proxy Statement	41

Incremental Value
Brady R. Shirley
2020 PRSU award	$107,249
2021 PRSU award	23,952
2022 PRSU award	78,385
$209,586
Daniel A. Pryor
2020 PRSU award	$ 82,706
2021 PRSU award	18,421
2022 PRSU award	50,904
$152,031
Patricia Lang
2020 PRSU award	31,283
2021 PRSU award	7,964
2022 PRSU award	26,089
$ 65,336
Bradley J. Tandy
2020 PRSU award	26,823
2021 PRSU award	7,964
2022 PRSU award	23,482
$ 58,269

(3)

Amounts represent the aggregate grant date fair value of grants made to each NEO, as computed in accordance with FASB ASC Topic 718. See Note 14 to our consolidated financial statements for the year ended December 31, 2024, included in our Annual Report on Form 10-K filed with the SEC on February 26, 2025. For 2023 grants, options were valued by the Black Scholes-based option value based on the closing price of our common stock on the date of grant. The exercise price for stock option awards equals the closing price of our common stock on the date of grant. See “Long-Term Incentives” above on page 34.

(4)

Amounts represent the payouts earned pursuant to our Annual Incentive Plan. For a discussion of the performance metrics on which the 2024 Annual Incentive Plan was based, including the weighting for each performance metric and the actual percentage achievement of the financial performance targets, see “Annual Incentive Plan” above on page 32.

(5)	Amounts set forth in this column for 2024 consist of the following:

Name	Company 401(k)/Deferred Compensation Plan Match and Contribution ($)(a)	Auto Allowance ($)(b)	Financial Services ($)(c)	Aircraft Usage ($)(d)	Supplemental Long-Term Disability Premiums ($)(e)	Group Term Life Insurance ($)(f)	Executive Physical ($)(g)	Total ($)
Mr. Trerotola	173,020	20,000	16,055	466,053	6,472	1,091	—	682,693
Mr. Berry	13,800	—	7,764	—	4,693	861	—	27,118
Mr. Shirley	66,439	—	—	—	9,104	817	—	76,360
Mr. Pryor	72,982	—	10,000	—	6,248	876	7,989	98,094
Ms. Lang	52,089	—	10,000	—	7,077	722	1,632	72,240
Mr. Tandy	51,152	—	10,000	—	7,679	722	3,400	72,953

(a)

Amounts represent the aggregate Company match and Company contribution made by the Company during 2024 to such NEO’s 401(k) plan account and Non-Qualified Deferred Compensation Plan account. See the Nonqualified Deferred Compensation table and accompanying narrative for additional information on the Non-Qualified Deferred Compensation Plan.

(b)	For Mr. Trerotola, amount represents an annual cash allowance for car-related expenses pursuant to his employment contract.

(c)	Amount represents amounts for financial planning services as reimbursed by the Company during 2024.

(d)

Amount represents Company expenses incurred for private plane usage in 2024. The Company is billed directly for the charter flight services used for Mr. Trerotola’s personal travel. The imputed income to Mr. Trerotola for these flights as calculated under the tax rules was $50,102, based on the SIFL rates promulgated by the Internal Revenue Service. The Company does not gross-up or make whole Mr. Trerotola for the income imputed to his personal use of chartered flights. Please see page 35 for additional information.

(e)	Amount represents premiums for supplemental long-term disability insurance.

(f)	Amount represents premiums for a life insurance benefit equal to 1.5 times salary, capped at $1,125,000.

(g)	Amount represents reimbursement for physical examinations.

(6)	Mr. Berry became an NEO in fiscal year 2023 and Mr. Tandy became and NEO in fiscal year 2024.

42	- 2025 Proxy Statement

Grants of Plan-Based Awards for 2024

The following table sets forth information with respect to grants of plan-based awards to our named executive officers during 2024.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of shares of stock or units (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Matthew L. Trerotola	Annual Incentive Plan	—	673,125	1,346,250	3,365,625	—	—	—	—	—	—
	PRSUs	3/04/2024	—	—	—	32,242	64,484	128,968	—	—	5,521,120
	RSUs	3/04/2024	—	—	—	—	—	—	64,484	—	4,000,587

Phillip “Ben” Berry	Annual Incentive Plan	—	221,250	442,500	1,106,250	—	—	—	—	—	—
	PRSUs	3/04/2024	—	—	—	8,267	16,534	33,068	—	—	1,415,641
	RSUs	3/04/2024	—	—	—	—	—	—	16,534	—	1,025,769

Brady R. Shirley	Annual Incentive Plan	—	286,058	572,116	1,430,290	—	—	—	—	—	—
	PRSUs	3/04/2024	—	—	—	—	—	—	—	—
	RSUs	3/04/2024	—	—	—	—	—	—	24,802	—	1,538,716

Daniel A. Pryor	Annual Incentive Plan	—	240,000	480,000	1,200,000	—	—	—	—	—	—
	PRSUs	3/04/2024	—	—	—	8,061	16,121	32,242	—	—	1,380,280
	RSUs	3/04/2024	—	—	—	—	—	—	16,121	—	1,000,147

Patricia Lang	Annual Incentive Plan	—	173,250	346,500	866,250	—	—	—	—	—	—
	PRSUs	3/04/2024	—	—	—	4,754	9,507	19,014	—	—	813,989
	RSUs	3/04/2024	—	—	—	—	—	—	9,507	—	589,814

Bradley J. Tandy	Annual Incentive Plan	—	173,250	346,500	866,250	—	—	—	—	—	—
	PRSUs	3/04/2024	—	—	—	4,134	8,267	16,534	—	—	707,821
	RSUs	3/04/2024	—	—	—	—	—	—	8,267	—	512,885

(1)

Amounts represent potential payouts under our Annual Incentive Plan. Threshold estimated possible payouts incorporate a 0.5 IPF, target estimated possible payouts incorporate a 1.0 IPF and maximum estimated possible payouts incorporate the 250% maximum payout cap under the Annual Incentive Plan. For a discussion of the performance metrics and actual results and payouts under the plan for fiscal 2024 see the Compensation Discussion and Analysis and the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above, respectively.

(2)

Amounts represent potential shares Issuable under performance-based restricted stock unit awards. The PRSUs may be earned at the end of the performance period upon certification by the CHCM Committee of the performance level that has been met. The PRSUs cliff vest at the end of the three-year performance period, if earned.

(3)

Unless otherwise indicated below, the amounts shown in this column represent the full grant date fair value of grants made to each NEO, as computed in accordance with FASB ASC Topic 718. PRSUs are valued based upon the probable outcome of the performance conditions associated with these awards as of the grant date and such calculation is consistent with the estimate of aggregate compensation cost recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.

- 2025 Proxy Statement	43

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table shows, as of December 31, 2024, the number of outstanding stock options, performance-based restricted stock unit awards and restricted stock unit awards held by the named executive officers.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Matthew L. Trerotola	182,572	—	45.69	2/24/2026	—	—	—	—
	70,246	—	64.03	2/23/2027	—	—	—	—
	56,179	—	76.34	2/21/2028	—	—	—	—
	41,812	20,907	70.88	2/16/2029	—	—	—	—
	22,308	44,614	57.62	2/27/2030	—	—	—	—
	—	—	—	—	138,591	6,081,373	—	—
	—	—	—	—	—	—	120,927	4,951,554
Phillip “Ben” Berry	10,859	—	33.48	3/16/2027	—	—	—	—
	4,476	—	76.34	2/21/2028	—	—	—	—
	3,825	7,647	57.62	2/27/2030	—	—	—	—
	—	—	—	—	23,530	1,032,496	—	—
	—	—	—	—	—	—	26,210	1,074,107
Brady R. Shirley	33,499	—	45.69	2/24/2026	—	—	—	—
	21,747	—	76.34	2/21/2028	—	—	—	—
	18,721	9,362	70.88	2/16/2029	—	—	—	—
	9,561	19,120	57.62	2/27/2030	—	—	—	—
	—	—	—	—	57,621	2,528,409	—	—
	—	—	—	—	—	—	24,190	985,984
Daniel A. Pryor	106,670	—	56.79	3/7/2025	—	—	—	—
	61,974	—	45.69	2/24/2026	—	—	—	—
	22,503	—	64.03	2/23/2027	—	—	—	—
	16,763	—	76.34	2/21/2028	—	—	—	—
	12,168	6,086	70.88	2/16/2029	—	—	—	—
	6,214	12,428	57.62	2/27/2030	—	—	—	—
	—	—	—	—	53,579	2,351,047	—	—
	—	—	—	—	—	—	31,844	1,303,604
Patricia Lang	7,258	—	45.69	2/24/2026	—	—	—	—
	8,514	—	64.03	2/23/2027	—	—	—	—
	7,249	—	76.34	2/21/2028	—	—	—	—
	6,240	3,120	70.88	2/16/2029	—	—	—	—
	3,188	6,372	57.62	2/27/2030	—	—	—	—
	—	—	—	—	20,447	897,214	—	—
	—	—	—	—	—	—	17,570	719,481
Bradley J. Tandy	7,297	—	64.03	2/23/2027	—	—	—	—
	7,249	—	76.34	2/21/2028	—	—	—	—
	5,616	2,808	70.88	2/16/2029	—	—	—	—
	2,869	5,735	57.62	2/27/2030	—	—	—	—
	—	—	—	—	18,112	794,755	—	—
	—	—	—	—	—	—	15,524	635,652

(1)

The vesting date of unvested stock option awards is set forth beside each option expiration date in the following chart. Note that the vesting date provided reflects when the options fully vest. Stock option awards vest ratably over three years beginning on the first anniversary of the grant date.

44	- 2025 Proxy Statement

Option Grant Date	Option Expiration Date	Option Full Vesting Date (options vest over three-year period except as noted above)
3/8/2018	3/7/2025	3/8/2021
2/25/2019	2/24/2026	2/25/2022
2/24/2020	2/23/2027	2/24/2023
3/17/2020	3/16/2027	3/17/2023
2/22/2021	2/21/2028	2/22/2024
2/17/2022	2/16/2029	2/17/2025
2/28/2023	2/27/2030	2/28/2026

(2)

For Mr. Trerotola, the amounts represent (i) 7,899 RSUs, the remaining portion of an annual award that vests ratably over three years, beginning on February 17, 2023, (ii) 18,814 RSUs, the remaining portion of an annual award that vests ratably over three years, beginning on February 29, 2024, (iii) 64,484 RSUs, the remaining portion of an annual award that vests ratably over three years, beginning on March 4, 2025 and (iv) 47,394 RSUs, representing target achievement of a PRSU that vests on February 17, 2025. The performance period for these PRSUs ended at the time of the Separation in 2022, but such awards continue to have service requirements until the vesting date of the award.

For Mr. Berry, the amounts represent (i) 1,199 RSUs, the remaining portion of an annual award that vests ratably over three years, beginning on February 17, 2023, (ii) 2,572 RSUs granted to Mr. Berry on June 1, 2022 upon his promotion, the remaining portion of an annual award that vests ratably over three years, beginning on June 1, 2023, (iii) 3,225 RSUs, the remaining portion that vests ratably over three years, beginning on February 29, 2024, and (iv) 16,534 RSUs, an annual award that vests ratably over three years, beginning on March 4, 2025.

For Mr. Shirley, the amounts represent (i) 3,536 RSUs, the remaining portion of an annual award that vests ratably over three years, beginning on February 17, 2023, (ii) 8,062 RSUs, the remaining portion of an annual award that vests ratably over three years, beginning on February 29, 2024, and (iii) 24,802 RSUs, the remaining portion of an annual award that vests ratably over three years, beginning on March 4, 2025 and (iv) 21,221 RSUs, representing target achievement of a PRSU that vests on February 17, 2025. The performance periods for these PRSUs ended at the time of the Separation in 2022, but such awards continue to have service requirements until the vesting date of the award.

For Mr. Pryor, the amounts represent (i) 2,300 RSUs, the remaining portion of an annual award that vests ratably over three years, beginning on February 17, 2023, (ii) 5,240 RSUs, the remaining portion of an annual award that vests ratably over three years, beginning on February 29, 2024, (iii) 16,125 RSUs, granted to Mr. Pryor on February 28, 2023 as a retention award, the remaining portion that vests ratably over three years, beginning on February 29, 2024, (iv) 16,121 RSUs, the remaining portion of an annual award that vests ratably over three years, beginning on March 4, 2025, and (v) 13,793 RSUs, representing target achievement of a PRSU that vests on February 17, 2025. The performance periods for these PRSUs ended at the time of the Separation in 2022, but such awards continue to have service requirements until the vesting date of the award.

For Ms. Lang, the amounts represent (i) 1,180 RSUs, the remaining portion of an annual award that vests ratably over three years, beginning on February 17, 2023, (ii) 2,687 RSUs, the remaining portion of an annual award that vests ratably over three years, beginning on February 29, 2024, (iii) 9,507 RSUs, the remaining portion of an annual award that vests ratably over three years, beginning on March 4, 2025, and (iv) 7,073 RSUs, representing target achievement of a PRSU that vests on February 17, 2025. The performance periods for these PRSUs ended at the time of the Separation in 2022, but such awards continue to have service requirements until the vesting date of the award.

For Mr. Tandy, the amounts represent (i) 1,061 RSUs, the remaining portion of an annual award that vests ratably over three years, beginning on February 17, 2023, (ii) 2,418 RSUs, the remaining portion of an annual award that vests ratably over three years, beginning on February 29, 2024, (iii) 8,267 RSUs, the remaining portion of an annual award that vests ratably over three years, beginning on March 4, 2025, and (iv) 6,366 RSUs, representing the target achievement of a PRSU that vests on February 17, 2025. The performance periods for these PRSUs ended at the time of the Separation in 2022, but such awards continue to have service requirements until the vesting date of the award.

(3)

The amounts shown in this column represent the market value of the unvested PRSUs or restricted stock units, as applicable, based on the closing price of the Company’s common stock on December 31, 2024, which was $43.88 per share, multiplied by the number of units, respectively, for each unvested award.

(4)

The amounts shown in this column reflect unearned PRSUs as of December 31, 2024. If earned, these PRSUs are then subject to an additional service-based vesting period. The amounts shown in this column reflect awards made in 2024 and show the target amount of PRSUs that may be earned at the end of the performance period upon certification by the CHCM Committee. These amounts would cliff vest at the end of the three-year performance period, if earned.

(5)

The amounts shown in this column represent the estimated value of the unearned PRSUs using a Monte Carlo simulation valuation model resulting in a value of $40.76 for the 2023 PRSUs and $41.11 for the 2024 PRSUs multiplied by the target number of units for each unvested and unearned performance stock award.

- 2025 Proxy Statement	45

Employment Agreements, Change in Control Agreements, Retention Agreements and Executive Officer Severance Plan

Messrs. Trerotola and Pryor are party to our current form of employment agreement for executive officers, which was adopted by the Company on September 15, 2010, Mr. Berry is party to an employment letter agreement entered into upon his promotion to the position of Chief Financial Officer and Ms. Lang and Mr. Tandy are parties to employment letter agreements entered into upon their hire.

Prior to his retirement from his position as President and Chief Operating Officer, effective as of April 1, 2024, Mr. Shirley was party to a service agreement with DJO, which he entered into prior to our acquisition of the DJO business in 2019 and which was assumed as part of the acquisition. The agreement provides for a four-year initial term, with automatic one-year term extensions commencing November 14, 2020, unless we or Mr. Shirley provides written notice in advance to terminate the automatic extension provision. The agreement provides that Mr. Shirley’s base salary is a specified amount and that he is entitled to such increases as determined by the Board. In addition, Mr. Shirley is entitled to receive an annual bonus of 100% of his base salary. Mr. Shirley did not receive any severance benefits or additional compensation in connection with his retirement from his role as President and COO and transition to his position as Executive Advisor.

Messrs. Berry, Pryor, Tandy and Shirley and Ms. Lang are party to our current form of change in control agreement for executive officers, which was approved by the Board on October 27, 2020.

Employment Agreements, Change in Control Agreements and Other Agreements

Messrs. Trerotola and Pryor are each parties to an employment agreement based on the Company’s form of employment agreement for executive officers. Mr. Trerotola’s employment agreement has a three-year term and Mr. Pryor’s agreement has a two-year term and, in each case, is subject to automatic extension unless the Board or the executive provides written notice to terminate the automatic extension provision. In addition, in the case of Mr. Trerotola, in the event we undergo a “change in control” (as described below under “Potential Payments Upon Termination or Change in Control”) during the term of the employment agreement, the agreement will be automatically extended to the second anniversary of the change in control. Each officer’s base salary may not be reduced below the amount previously in effect without the written agreement of the executive.

With respect to the benefits payable to Mr. Trerotola under his agreement upon a change in control of Enovis, the benefits are only paid upon a “double trigger,” meaning a change in control event must occur and Mr. Trerotola must either be terminated without cause by Enovis (or its successor) or must resign for good reason.

On October 27, 2020, the Board approved a new form of change in control agreement for certain executive officers. Messrs. Berry, Pryor, Tandy and Shirley and Ms. Lang are each parties to change in control agreements based on this form. The change in control agreements supersede and replace any prior agreement between the Company and such executive officers with respect to a “change in control” of the Company (as described below under “Potential Payments Upon Termination or Change in Control”).

Pursuant to the change in control agreements, upon a change in control of the Company, each executive officer will be entitled to an annual base salary, cash bonus opportunity and benefits package equal to or greater than the base salary, cash bonus opportunity or benefits package in effect for such executive officer immediately prior to the change in control. If during the two year period following, or the three month period preceding, a change in control of the Company, (a) the Company terminates the executive officer’s employment other than for cause or by reason of death or disability (as such terms are defined in the change in control agreements) or (b) the executive officer resigns for good reason (as such term is defined in the change in control agreements), the Company will pay the executive officer an amount equal to: (i) two times the annual base salary of such executive officer plus (ii) two times the target cash bonus opportunity of such executive officer. Any outstanding long-term equity incentive awards held by the executive officer will continue to be treated in accordance with the terms and conditions of the award agreements and plans pursuant to which such awards were granted.

Each change in control agreement has an initial two-year term, subject to automatic extension for successive one-year periods unless either the Company or the executive officer gives notice of non-renewal to the other or the agreement is otherwise terminated pursuant to its terms.

Additional information on certain benefits provided under the forms of employment agreement and change in control agreement in certain terminations or in connection with a change of control is discussed below under “Potential Payments Upon Termination or Change in Control.”

46	- 2025 Proxy Statement

Option Exercises and Stock Vested

The following table provides information regarding the vesting of earned PRSUs and RSUs during 2024. There were no stock options exercised by NEOs in 2024. The number of shares acquired upon vesting and the value realized before payment of any taxes and broker commissions is reflected below. Value realized represents the product of the number of shares received upon vesting and the closing market price of our common stock on the vesting date.

Option Exercises and Stock Vested During Fiscal 2024

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Matthew L. Trerotola	—	—	84,666	5,300,857
Phillip “Ben” Berry	—	—	5,992	335,643
Brady R. Shirley	—	—	33,644	2,103,732
Daniel A. Pryor	—	—	33,083	2,049,433
Patricia Lang	—	—	11,216	701,328
Bradley J. Tandy	—	—	10,964	686,317

Nonqualified Deferred Compensation

We maintain the Enovis (formerly Colfax) Corporation Nonqualified Deferred Compensation Plan (the “Nonqualified Plan”) to provide certain select members of management and other highly compensated employees, including each of the NEOs, with an opportunity to defer a stated percentage of their base compensation or their bonus compensation without regard to the compensation limits imposed by the Internal Revenue Code for our 401(k) plan. We established the Nonqualified Plan to allow these individuals to contribute toward retirement on a tax-effective basis in a manner that is consistent with other Enovis employees who are not limited by the Internal Revenue Code limits. The plan is “unfunded,” meaning there are no assets segregated for the exclusive benefit of plan participants.

The Nonqualified Plan allows the NEOs to defer up to 50% of their base salaries and up to 75% of their bonus compensation. In addition, during 2024 we matched up to 4% of all excess deferrals by the NEOs and provided a 2% Company contribution to our NEOs, other than Mr. Shirley, Mr. Tandy and Mr. Berry. Eligible NEOs vest in these Company contributions to the Nonqualified Plan on the same terms as comparably contributions vest under the Company’s 401(k) plan.

Deferrals under the Nonqualified Plan are notionally invested among a number of different mutual funds, insurance company separate accounts, indexed rates or other measurement funds, which are selected periodically by the plan administrator to best match the funds offered in the qualified 401(k) plan. Each participating NEO can allocate his deferrals among these notional fund investment options and may change elections at any time by making a change of election with the plan administrator. Enovis notionally invests its match and contribution amounts in the same investment options in the same amounts and allocations as the reference funds selected by the officer.

Simultaneously with the executive’s election to defer amounts under the Nonqualified Plan, the executive must elect the time and form of payment for the deferred amounts, which may generally be either a lump sum distribution or in annual installments payable over a period of one to ten years following a specified date (that must be at least one year following the end of the year to which the officer’s deferral election relates) or at least six months following the officer’s separation from service. Limited changes to deferral elections are permitted in accordance with the terms of the Nonqualified Plan. If no election is made, the benefit will be paid in a lump sum on the last day of the month which occurs six months after the executive’s separation from service. Deferred amounts may alternatively be paid out in a lump sum in the event of an executive’s death or disability or in the event of an unforeseeable financial emergency, Furthermore, in the event the executive’s account balance at the time of his or her separation from service is less than $15,000, payment of the account balance will be made in a lump sum on or before the later of (i) December 31 of the calendar year of separation, or (ii) the date that is 2.5 months after the executive’s separation from service.

The Company also maintains the Enovis (formerly Colfax) Corporation Excess Benefit Plan (the “Excess Benefit Plan”) which was frozen to new participants and future new deferrals on December 31, 2015. Like the Nonqualified Plan, the Excess Benefit Plan is an unfunded non-qualified deferred compensation plan in which Mr. Pryor holds an account balance. Like the Nonqualified Plan, amounts deferred under the Excess Benefit Plan are notionally invested in offered measurement funds as selected by the plan participant and will be distributed in accordance with participant elections and the terms of the Excess Benefit Plan following a participant’s separation from service, death or disability.

- 2025 Proxy Statement	47

The Company also maintains the DJO Global Executive Deferred Compensation Plan (the “DJO Nonqualified Plan”), which was acquired in connection with the acquisition of DJO. The DJO Nonqualified Plan was frozen to new participants and future deferrals on December 31, 2019. Like the Nonqualified Plan, the DJO Nonqualified Plan is an unfunded non-qualified deferred compensation plan. Mr. Shirley and Mr. Tandy hold an account balance in this plan. Like the Nonqualified Plan, amounts deferred under the DJO Nonqualified Plan are notionally invested in offered measurement funds as selected by the plan participant and will be distributed in accordance with participant elections. Deferred amounts may generally be paid out in either a lump sum distribution or in annual installments payable over a period of two to ten years following a specified date or the officer’s separation from service (subject to any required 6-month delay). Deferred amounts will alternatively be paid out in a lump sum in the event of an executive’s death.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Matthew L. Trerotola	383,382	113,568	174,047	—	3,172,323
Phillip “Ben” Berry	—	—	—	—	—
Brady Shirley	112,539	11,232	22,796	—	405,969
Daniel A. Pryor	169,684	57,227	298,557	—	2,491,559
Patricia Lang	64,091	13,886	20,906	—	415,663
Bradley J. Tandy	101,529	24,659	42,338	—	652,323

(1)	With respect to each applicable NEO, amounts represent deferred salary and deferred bonus amounts that are reported in the Summary Compensation Table above under the applicable column.

(2)	All amounts reported in this column for each applicable NEO are reported in the “All Other Compensation” column of the Summary Compensation Table above.

(3)	No amounts reported in this column for each applicable NEO are reported in the Summary Compensation Table above.

Potential Payments Upon Termination or Change in Control

The information below describes relevant employment agreement, change in control agreement, severance plan and equity plan provisions for payments upon termination or a change in control and sets forth the amount of compensation that could have been received by each of the NEOs in the event such executive’s employment had terminated under the various applicable triggering events described below as of December 31, 2024, except for Mr. Shirley who was not serving as an executive officer on December 31, 2024. The benefits discussed below are in addition to those generally available to all salaried employees, such as distributions under the 401(k) plan, health care benefits and disability benefits. In addition, these benefits do not take into account any arrangements that we may provide in connection with an actual separation from service or a change in control. Due to the number of different factors that affect the nature and amount of any benefits provided in connection with these events, actual amounts payable to any of the NEOs should a separation from service or change-in-control occur during the year will likely differ, perhaps significantly, from the amounts reported below. Factors that could affect such amounts include the timing during the year of the event, the Company’s stock price, and the target amounts payable under annual and long-term incentive arrangements that are in place at the time of the event. Payments and benefits in connection with Mr. Shirley’s retirement under his transition agreement are discussed and quantified separately under the subheading “Mr. Shirley’s Transition Arrangement.”

Employment Agreements

Pursuant to the terms of the employment agreements with each of Messrs. Trerotola, and Pryor and the letter agreements with Mr. Berry, Mr. Tandy and Ms. Lang, each executive is entitled to the following severance payments or benefits in the event the executive’s employment is terminated by us without “cause” or the executive resigns for “good reason,” in the case of Messrs. Trerotola and Pryor (each as described below):

∎

For Mr. Trerotola, (i) the payment of his base salary then in effect for 24 months following termination, (ii) an amount equal to 200% of his target annual incentive bonus for the year of termination paid in equal installments over the 24 months following termination, and (iii) COBRA coverage for 24 months or until he becomes eligible for coverage by another company or is no longer eligible for COBRA;

48	- 2025 Proxy Statement

∎

For Mr. Pryor, a lump sum payment equal to one times his base salary in effect and his target annual incentive compensation for the year of termination (or, if greater, the average of the two highest actual annual incentive payments made to the executive during the last three years);

∎

For Mr. Berry, Mr. Tandy and Ms. Lang, a lump sum payment equal to one times the executive’s base salary in effect and the executive’s target annual incentive compensation for the year of termination, and COBRA coverage for 12 months or until the executive becomes eligible for coverage by another company or is no longer eligible for COBRA;

∎

For each of Messrs. Trerotola, Berry, Pryor, and Tandy and Ms. Lang, a lump sum payment equal to the executive’s pro rata annual incentive compensation for the year of termination subject to the performance criteria having been met for that year under the Annual Incentive Plan.

In the event we terminate Mr. Trerotola’s employment without “cause,” or Mr. Trerotola terminates his employment for “good reason” within three months prior to a “change in control event” (as described below), or two years after a “change in control”, the terms of his employment agreement would entitle him to the following severance payments or benefits:

∎

a lump sum payment equal to two times his base salary in effect and his target annual incentive compensation for the year of termination (or, if greater, the average of the two highest actual incentive payments made to him during the last three years);

∎

a lump sum payment equal to his pro rata annual incentive compensation for the year of termination subject to the performance criteria having been met for that year under the Annual Incentive Plan; and

∎

stock options and performance units will pro ratably vest and restricted units will fully vest for termination without “cause” or for “good reason” or all equity awards will immediately vest, with any performance objectives applicable to performance-based equity awards deemed to have been met at the greater of (i) the target level at the date of termination, and (ii) actual performance at the date of termination for “change in control” events.

In each case described above, the executive’s right to the severance payments and benefits is conditioned on the executive’s execution of a waiver and release agreement in favor of the Company. In addition, each employment agreement contains standard confidentiality covenants, non-disparagement covenants, non-competition covenants and non-solicitation covenants.

Under Mr. Trerotola’s and Mr. Pryor’s agreements, in the event that any payment or benefit to the executives pursuant to the employment agreements or otherwise constitute excess parachute payments under Section 280G of the Internal Revenue Code such that they would trigger the excise tax provisions of the Internal Revenue Code, such payments are to be reduced so that the excise tax provisions are not triggered, but only upon determination that the after-tax value of the termination benefits calculated with the restriction described above exceed the value of those calculated without such restriction.

Mr. Trerotola’s and Mr. Pryor’s agreements further provide that, in the event it is determined that the willful actions of the executive have resulted in a material misstatement or omission in any report or statement filed by the Company with the SEC, or material fraud against the Company, the Company is entitled to recover all or any portion of any award or payment made to the executive.

Mr. Trerotola’s agreement further provides that, upon a termination due to disability, Mr. Trerotola is entitled to a lump sum payment equal to the executive’s pro rata annual incentive compensation for the year of termination subject to the performance criteria having been met for that year under the Annual Incentive Plan.

For purposes of the employment agreements, the following terms generally have the following meanings:

∎

“cause” means conviction of a felony or a crime involving moral turpitude, willful commission of any act of theft, fraud, embezzlement or misappropriation against the Company or its subsidiaries or willful and continued failure of the executive to substantially perform his or her duties;

∎	“change in control” means:

–	a transaction or series of transactions pursuant to which any person acquires beneficial ownership of more than 50% of the voting power of the common stock of the Company then outstanding;

–

during any two-year consecutive period, individuals who at the beginning of the period constitute the Board (together with any new directors approved by at least two-thirds of the directors at the beginning of the period or subsequently approved) cease to constitute a majority of the Board;

- 2025 Proxy Statement	49

–

a merger, sale of all or substantially all of the assets of the Company or certain acquisitions of the assets or stock by the Company of another entity in which there is a change in control of the Company; or

–	a liquidation or dissolution of the Company.

∎	“change in control event” means the earlier to occur of a “change in control” or the execution of an agreement by the Company providing for a change in control.

∎	“constructive termination” means:

–	the Company’s failure to pay or cause to be paid the executive’s base salary or annual bonus, if any, when due;

–	a reduction in the executive’s base salary or target annual bonus;

–	any diminution in the executive’s title or any substantial and sustained diminution in the executive’s duties;

–	a relocation of the executive’s primary work location more than 50 miles without the executive’s prior written consent; or

–	the Company provides notice to the executive that it is electing not to extend the executive’s employment term.

∎	“good reason” means:

–

upon or following a change in control, the assignment to the executive of duties materially inconsistent with his position or any alteration of the executive’s duties, responsibilities and authorities, and then only if such adjustments or assignments are not the result of the conclusion by a significantly larger successor entity and its board of directors that such executive’s role needs to be altered;

–	the requirement for the executive to relocate his principal place of business at least 35 miles from his current place of business;

–	the Company’s failure to obtain agreement from any successor to fully assume its obligations to the executive under the terms of the agreement; or

–	any other failure by the Company to perform its material obligations under, or breach of the Company of any material provision of, the employment agreement.

Change in Control Agreements

Pursuant to the terms of the change in control agreements with each of Messrs. Berry, Pryor, Tandy and Shirley and Ms. Lang, in the event of a change in control, the executive will continue to be paid an annual base salary at a rate not less than such executive’s current fixed or base compensation and will be given a bona fide opportunity to earn the executive’s annual cash bonus opportunity for the year. In the event the executive’s employment is terminated by us without “cause” or the executive resigns for “good reason” (each as described below) during the two year period following, or the three month period preceding, a change in control, such executive is entitled to a lump sum payment equal to (i) two times the executive’s base salary plus (ii) two times the executive’s target annual cash bonus opportunity for the year.

Each executive’s right to the severance payments is conditioned on the executive’s execution of a general release of claims in favor of Enovis. In addition, each change in control agreement contains standard confidentiality covenants, non-disparagement covenants, non-competition covenants and non-solicitation covenants.

In the event that any payment or benefit under the change in control agreements would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code and would have the effect of decreasing the after-tax amounts received by the executive, the executive has the right to reduce or eliminate any such payment or benefit to avoid having the payment or benefit being deemed a parachute payment.

For purposes of the change in control agreements, the following terms have the following meanings:

∎	“cause” means that, prior to any termination, the executive committed:

–	an intentional act of fraud, embezzlement or theft in connection with his employment by the Company or any subsidiary;

50	- 2025 Proxy Statement

–	intentional wrongful damage to property of the Company or its subsidiaries;

–	intentional wrongful disclosure of secret processes or confidential information of the Company or its subsidiaries;

–	conviction of a criminal offense; or

–

intentional wrongful engagement in any competitive activity which would constitute a material breach of the duty of loyalty. and any such act is materially harmful to the Company and its subsidiaries taken as a whole.

∎	“change in control” means any of the following:

–

the acquisition by any person of beneficial ownership of more than 50% of the then-outstanding common stock of the Company or the combined voting power of the then-outstanding voting securities of the Company, subject to certain exceptions;

–

individuals who constitute the Board as of the date of the change in control agreement (together with any new directors approved by the vote of at least a majority of the directors comprising the Board as of the date of the change in control agreement or subsequently approved) cease for any reason (other than death or disability) to constitute at least a majority of the Board;

–	the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company, subject to certain exceptions; or

–	approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.

∎	“good reason” means:

–

failure to maintain the executive in the positions with the Company or its subsidiaries which the executive held immediately prior to the change in control or the removal of the executive as a director of the Company, if applicable;

–

a material reduction in the nature or scope of responsibilities or duties attached to the positions the executive held with Enovis and its subsidiaries immediately prior to the change in control, a material reduction in the executive’s base salary and annual cash bonus opportunity or the termination or material modification of the material employee benefits available to the executive immediately prior to the change in control;

–

the liquidation, dissolution, merger, consolidation or reorganization of the Company or a transfer or all or a significant portion of its business and/or assets, unless the successor has assumed all of the Company’s duties and obligations under the change in control agreement;

–

the Company relocates its principal executive offices, or the Company or any subsidiary requires the executive to have his principal location of work changed, to any location more than 50 miles from the location immediately prior to the change in control or the Company or its subsidiaries require the executive to travel significantly more than was required prior to the change in control; or

–	any material breach of the change in control agreement by the Company or any successor.

Equity Awards

Mr. Trerotola’s CEO equity award agreements provide that if he is terminated by the Company without “cause” (and not on account of disability) or resigns for “good reason”: (i) his outstanding unvested performance-based equity awards shall vest pro-ratably based on the number of days employed during the vesting period, only if the performance objectives are achieved as of the end of the performance period; (ii) his outstanding restricted stock units shall fully and immediately vest as of the date of his termination; and (iii) his outstanding unvested option awards shall vest pro-ratably based on the number of days employed during the vesting period.

For all the NEOs, outstanding options and RSUs vest in full upon death or disability. The vested options expire at the close of business at Company headquarters on the date twelve (12) months after the date of death or termination. Outstanding PRSUs will also vest upon death or disability as of the date the Committee determines achievement of the applicable performance criteria based on the Company’s performance, as determined, and with any individual performance component achieved at target. For retirement-eligible NEOs, if the NEO retires on or after the first anniversary of the grant date of any unvested option, RSU or PRSU, the award will continue to vest as if such NEO’s service had not been terminated (PRSUs shall vest pro-ratably based on the number of days employed during the performance period). “Retirement” means termination of service when the executive’s age and years of service sum to at least sixty-five (65); provided he or she has reached age fifty-five (55) and have at least five (5) years of service.

- 2025 Proxy Statement	51

In addition, for all the NEOs, upon a “Change in Control” (as defined above) outstanding options and RSUs shall become fully vested as of the date immediately prior to the Change in Control and unvested PRSUs shall be deemed to have earned at the greater of target level and actual level of performance as of the date immediately prior to the Change in Control, and the shares of stock subject to them shall be delivered immediately prior to the Change in Control. Notwithstanding the above, in connection with a Business Combination (the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company), if the entity resulting from such Business Combination does not assume the outstanding options, RSUs or PRSUs awards, and the Company’s obligations under the applicable award agreements or replace such awards with a substantially equivalent security of the entity resulting from such Business Combination, then the underlying awards will become 100% vested as of the day immediately prior to the date of such Business Combination and be payable in the form of shares of common stock, cash or a combination of both, as determined by the Committee.

Matthew Trerotola Retirement and Transition Arrangement

As discussed above, Mr. Trerotola and the Company have entered into a retirement and transition agreement, dated March 13, 2025, following Mr. Trerotola’s notification to the Board of his intention to retire from his position as CEO of the Company, effective upon his successor being appointed by the Board and assuming the role of CEO. Effective as of May 12, 2025, the Board appointed Mr. McDonald to the position of CEO of the Company. To facilitate a smooth transition to Mr. McDonald’s leadership, Mr. Trerotola will continue to serve as an Executive Advisor to the Company for a period of one year following Mr. McDonald’s appointment as CEO.

Brady Shirley Transition Arrangement

Effective April 1, 2024, Mr. Shirley retired from his position as our President and Chief Operating Officer and transitioned to the role of Executive Advisor. At that time, Mr. Shirley’s base salary was reduced by 50% commensurate with a corresponding reduction in work time. Mr. Shirley’s eligible earnings, after giving effect to the reduction in his base salary, were used to calculate his cash bonus under our Annual Incentive Plan for 2024 and his equity award for 2024 was reduced to $1,500,000 and provided only in restricted stock units. Mr. Shirley did not receive any additional benefits or compensation in connection with his retirement and transition.

Estimate of Payments

The following table provides information related to compensation payable to Messrs. Trerotola, Berry, Tandy and Pryor and Ms. Lang, assuming termination of such executive’s employment on December 31, 2024, or assuming a change of control or corporate transaction with corresponding qualifying termination occurred on December 31, 2024. Amounts also assume the price of our common stock was $43.88, the closing price on December 31, 2024, the last trading day of the fiscal year.

52	- 2025 Proxy Statement

Potential Payments Upon Termination or Change of Control

Executive	Matthew L. Trerotola ($)	Phillip “Ben” Berry ($)	Daniel A. Pryor ($)	Patricia A. Lang ($)	Bradley Tandy ($)
Employment Agreement/Severance Plan Benefits:
Termination without “cause” or for “good reason”
Payment Over 24 Months/Lump Sum Payment(1)	4,846,500	1,032,500	1,080,000	841,500	841,500
Pro Rata Annual Incentive Compensation(2)	1,346,250	442,500	480,000	346,500	346,500
Accelerated Stock Options	—	—	—	—	—
Accelerated PRSUs	3,301,036	—	—	—	—
Accelerated RSUs	6,081,373	—	—	—	—
Termination in connection with Retirement
Pro Rata Annual Incentive Compensation(2)	1,346,250	442,500	480,000	346,500	346,500
Accelerated Stock Options	—	—	—	—	—
Accelerated PRSUs	1,533,784	—	427,246	219,099	197,197
Accelerated RSUs	3,251,815	—	1,643,657	480,047	431,999
Termination in connection with Death or Disability
Pro Rata Annual Incentive Compensation(2)	1,346,250	442,500	480,000	346,500	346,500
Accelerated Stock Options	—	112,934	—	—	—
Accelerated PRSUs	3,301,036	716,071	869,069	479,654	423,768
Accelerated RSUs	6,081,373	1,032,496	2,351,047	897,214	794,755
Termination in connection with a “change of control”
Lump Sum Payment	4,846,500	2,065,000	2,160,000	1,683,000	1,683,000
Pro Rata Annual Incentive Compensation(2)	1,346,250	—	—	—	—
Accelerated Stock Options(3)	—	112,934	—	—	—
Accelerated PRSUs(3)(4)	4,951,554	1,074,107	1,303,604	719,481	635,652
Accelerated RSUs(3)	6,081,373	1,032,496	2,351,047	897,214	794,755
NQDC Plans/Pension(5)(6)	3,172,323	—	2,491,559	415,663	652,323

(1)	For Mr. Trerotola, the amount is paid over the 24 months following termination. For the other NEOs, the amount is paid as a lump sum.

(2)	Assumes achievement at target.

(3)

In addition to accelerated vesting pursuant to the award agreements, stock options, PRSUs and RSUs accelerate if not assumed or substituted as discussed above, upon a “Business Combination” as defined above.

(4)

Assumes achievement at target. Under the award agreements, in the event of a termination in connection with a change in control, the performance objectives applicable to unearned PRSUs will be deemed to have been met at the greater of (i) the target level at the date of termination, and (ii) actual performance at the date of termination.

(5)

Amounts represent the aggregate balance of the NEO’s Excess Benefit Plan or Non-Qualified Deferred Compensation account as of December 31, 2024. For more details on these plans, see “Nonqualified Deferred Compensation” above.

(6)	Potential payments apply to all termination scenarios presented herein.

- 2025 Proxy Statement	53

∎	CEO PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median compensated associate and the annual total compensation of Mr. Trerotola, our President and Chief Executive Officer. The pay ratio included in this section is a reasonable estimate calculated in a matter consistent with Item 402(u) of Regulation S-K.

For 2024:

∎	The annual total compensation of the median compensated of all of our employees (other than our CEO) was $40,725; and

∎	The annual total compensation of Mr. Trerotola, as presented in the Summary Compensation Table, was $12,452,638.

Based on this information, for 2024 the ratio of the annual total compensation of Mr. Trerotola, our Chief Executive Officer, to the annual total compensation of our median compensated employee was 303 to one.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

To identify our median compensated employee, as well as to determine the annual total compensation of this “median employee”:

∎

We determined that, as of December 31, 2024, our employee population consisted of approximately 7,339 persons, of whom approximately 2,073 were employed in the United States and approximately 5,266 were employed outside the United States, based on our payroll records;

∎	We selected December 31, 2024 as the date upon which we would identify the “median employee”;

∎	We annualized the compensation of team members employed by us for less than a full fiscal year;

∎	Based on payroll data for all employees, we used annualized base salary or base pay rate to identify our median employee, who was a full-time, hourly associate in Italy; and

∎

Once the median employee was identified, we calculated the elements of this employee’s compensation for 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-X, resulting in annual total compensation of $40,725 as of December 31, 2024.

54	- 2025 Proxy Statement

∎	PAY-VERSUS-PERFORMANCE
Disclosures Concerning
Pay-Versus-Performance
This disclosure is being provided as required by the SEC’s pay versus performance rules in Item 402(v) of Regulation
S-K
promulgated under the Exchange Act, and certain measures disclosed in the table below, including “Compensation Actually Paid,” are calculated in accordance with those rules. For a description of the CHCM Committee’s processes, policies, and considerations when setting compensation and evaluating performance, please see the “Compensation Discussion and Analysis” beginning on page 27.

(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)
Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1)	Average Summary Compensation Table Total for Non-PEO NEOs (2)	Average Compensation Actually Paid to Non-PEO NEOs (2)	Value of Initial Fixed $100 Investment Based On:			Net Sales (as adjusted) (thousands) (5)
					Total Shareholder Return (3)	Peer Group Total Shareholder Return (4)	GAAP Net Income (in thousands)
2024	$12,452,638	$4,867,589	$2,778,823	$1,738,391	$70.12	$105.04	$(825,494)	$2,107,600
2023	$10,774,635	$11,810,926	$3,596,823	$3,819,599	$89.52	$99.63	$(33,261)	$1,693,000
2022	$12,196,680	$9,697,518	$4,438,420	$3,382,267	$85.53	$105.61	$(13,292)	$1,560,000
2021	$13,833,746	$14,132,803	$4,459,993	$4,901,370	$126.36	$137.80	$71,657	$3,777,000
2020	$8,279,886	$8,899,729	$3,122,439	$2,614,846	$105.11	$133.15	$42,625	$3,071,000

(1)
Mr. Trerotola was the Company’s PEO for the entirety of 2024, 2023, 2022, 2021 and 2020. Compensation “Actually Paid” reported in this column is derived from the Summary Compensation Table Total for the applicable fiscal year by making the following deductions and additions:

	2024	2023	2022	2021	2020
Summary Compensation Table (“SCT”) Total	$12,452,638	$10,774,635	$12,196,680	$13,833,746	$8,279,886
Less:
SCT – Stock Awards	9,521,707	5,678,701	5,402,485	8,807,050	4,429,992
SCT – Option Awards	—	1,750,010	1,674,597	1,549,997	1,443,739
Plus:
Fair value of awards granted during covered year that remain outstanding and unvested as of the last day of the covered year	5,480,495	7,512,824	4,964,465	10,720,775	6,330,558
Change in fair value as of the last day of the covered year of outstanding and unvested awards granted in prior years	(4,222,196)	424,787	(5,329,759)	(702,650)	321,309
Change in fair value as of the vesting date of awards granted in prior years that vested during the covered year	678,359	527,391	4,943,214	637,979	(158,294)
Compensation Actually Paid	$4,867,589	$11,810,926	$9,697,518	$14,132,803	$8,899,729

- 2025 Proxy Statement	55

(2)
For 2024, the individuals included in the
non-PEO
NEO Average were Messrs. Berry, Pryor, Shirley, Tandy, and Ms. Lang. For 2023, the individuals included in the non-PEO
NEO Average were Messrs. Berry, Pryor, and Shirley and Ms. Lang. For 2022, 2021 and 2020, the individuals included were Messrs. Pryor and Shirley, Mr. Christopher M. Hix, who served as Executive Vice President and Chief Financial Officer through December 31, 2022, and Mr. Shyam Kambeyanda, who served as Executive Vice President, President and CEO of the Company’s ESAB business segment prior to the completion of the Separation. Average Compensation “Actually Paid” to the Company’s
Non-PEO
NEOs reported in this column is derived from the Summary Compensation Table Total for the applicable fiscal year by making the following deductions and additions:

	2024	2023	2022	2021	2020
Summary Compensation Table (“SCT”) Total	$2,778,823	$3,596,823	$4,438,420	$4,459,993	$3,122,439
Less:
SCT – Stock Awards	1,797,012	1,798,563	1,519,216	2,463,422	1,639,643
SCT – Option Awards	—	446,871	371,778	484,376	334,370
Plus:
Fair value of awards granted during covered year that remain outstanding and unvested as of the last day of the covered year	1,074,854	2,257,236	1,196,776	2,856,735	1,895,935
Change in fair value as of the last day of the covered year of outstanding and unvested awards granted in prior years	(937,753)	96,325	(1,334,268)	(153,300)	(159,673)
Change in fair value as of the vesting date of awards granted in prior years that vested during the covered year	619,478	114,649	972,333	685,740	(269,842)
Compensation Actually Paid	$1,738,391	$3,819,599	$3,382,267	$4,901,370	$2,614,846

(3)
The amounts set forth under the heading “Total Shareholder Return” (“TSR”) reflect the year-over-year value, as of the end of the applicable fiscal year, of a hypothetical initial investment in the Company’s common stock of $100 made on December 31, 2019.

(4)
The amounts set forth under the heading “Peer Group TSR” reflect the year-over-year value, as of the end of the applicable fiscal year, of a hypothetical initial investment of $100 made on December 31, 2019 into the S&P 500 Health Care Equipment Select Industry Index (the “Peer Group”), which the Company selected as its published industry or line-of-business
index for purposes of the performance graph required under Item 201(e) of Regulation
S-K
in its Form
10-K
for the year ended December 31, 2024.

Year	Total Shareholder Return	Peer Group Total Shareholder Return
2024	$70.12	$105.04
2023	$89.52	$99.63
2022	$85.53	$105.61
2021	$126.36	$137.80
2020	$105.11	$133.15

(5)
While the Company considers several financial measures to be important, the CHCM Committee selected Net Sales (as adjusted) as the Company-Selected Measure for 2024. This performance measure may not have been the most important financial measure for years 2021 and 2020 and we may determine a different financial performance measure to be the Company-Selected Measure in future years.

Relationship Between Enovis Total Shareholder Return and “Compensation Actually Paid”
During 2024, the “Compensation Actually Paid” to our PEO and our non PEO-NEO (on average) decreased from the prior year, as did the Company’s TSR. This relationship can be partially attributed to the Company’s use of relative TSR as a metric for its PRSU awards during the disclosed period. Further, because a significant portion of NEO compensation is granted through PSUs or RSUs which track the Company share price, if the Company’s stock price increases (and TSR likewise increases), the value of a NEO’s long-term incentives will generally increase proportionately. Similarly, as the Company’s stock price decreases, the value of a NEO’s long-term incentives will generally decrease proportionately.
Relationship Between Net Income and “Compensation Actually Paid”
The Company does not directly employ net income as a financial performance measure upon which named executive officer compensation may be earned. However, net income movements are indirectly tracked through our use of certain non-GAAP
metrics in

56	- 2025 Proxy Statement

our annual incentive plan, which included Adjusted EBITDA in 2024, 2023 and 2022, and Adjusted EBITA and Adjusted EPS in 2021 and 2020. Accordingly, “Compensation Actually Paid” includes bonuses earned in 2024, 2023, 2022, 2021 and 2020 that were based in part on the Company’s achievement against Adjusted EBITDA, Adjusted EBITA and Adjusted EPS targets.
Relationship Between Net Sales (as adjusted) and “Compensation Actually Paid”
Net Sales (as adjusted) represents actual U.S. GAAP sales excluding unbudgeted acquisitions. Net Sales (as adjusted) has served as a key financial performance measure (40% weighting in 2024, 2023 and 2022, 25% in 2021, component of Q1 2020 bonus opportunity) upon which Annual Incentive Plan bonuses have been able to be earned. When measuring Net Sales (as adjusted) performance, target sales are adjusted for changes in currency translation rates in order to create a constant currency view. Net Sales (as adjusted) factors into the computation of “Compensation Actually Paid”, which includes bonuses that were based in part on the Company’s achievement against Net Sales (as adjusted) targets. For more information on the weighting of Net Sales (as adjusted) in the determination of the Company’s 2024 Annual Incentive Plan bonuses, see “Annual Incentive Plan – Bonus Calculation – Target Bonus” on page 33.
Comparison Between Enovis TSR and Peer Group TSR
Over the five year period measured in the table above, the Company’s TSR has decreased, while the TSR of the S&P Health Care Equipment Select Industry Index has had mixed performance over the same period. Our cumulative TSR during the five-year measurement period was less than that of the peer group, which we believe can be partially attributed to the
COVID-19
pandemic and macroeconomic conditions having different impacts on our Company relative to many other companies in the S&P Health Care Equipment Select Industry Index. Relative TSR performance measured against the S&P Health Care Equipment Select Industry Index has been included as a performance measure for the Company’s 2024 PRSU grants.
Most Important Financial Measures
The below tabular list identifies the financial measures We deemed to be the most important financial measures for 2024 for linking the compensation of the Company’s named executive officers to the performance of the Company. For additional information on these measures, please see “Compensation Discussion and Analysis” beginning on page 27.

Most Important Financial Measures
Net Sales (as adjusted)
Adjusted EBITDA
Relative TSR

- 2025 Proxy Statement	57

∎	EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the Company’s equity plan information as of December 31, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)		Weighted-average exercise price of outstanding options, warrants, and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)

Equity compensation plans approved by Company stockholders	2,691,066		$58.79	2,582,872

Stock options	1,340,648		$58.79	—

Restricted stock units	757,241		—	—

Performance-based restricted stock units	593,177	(2)	—	—

Equity compensation plans not approved by Company stockholders	—		—	—

TOTAL	2,691,066		$58.79	2,582,872

(1)

The weighted average exercise price does not take into account the shares issuable upon outstanding restricted stock units and performance-based restricted stock units vesting, which have no exercise price.

(2)

This number reflects shares that will be issued at the maximum vesting amount for outstanding performance-based restricted stock units (PRSUs) granted in 2023 and 2024. For the outstanding 2022 PRSU awards, the final achievement was determined by the CHCM Committee as of April 4, 2022, the date of the Separation. The achievement factors, which were determined in accordance with the appliable criteria established by the CHCM Committee, were 100% of target for the 2022 PRSU awards.

58	- 2025 Proxy Statement

Proposal 3	Approval of Named Executive Officers’ Compensation, on a Non-Binding Advisory Basis (“Say-on-Pay”)

We are asking our stockholders to cast an advisory vote at our Annual Meeting to approve the compensation of our named executive officers, as disclosed in this Proxy Statement. Pursuant to Section 14A of the Exchange Act, we are asking that you vote on the following advisory resolution:

RESOLVED, that the 2024 compensation paid to the Company’s named executive officers, as disclosed pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

Though the vote is non-binding, the Compensation and Human Capital Management Committee and the Board of Directors value your opinion and will consider the outcome of the vote in establishing our compensation philosophy and making future compensation decisions. At this time, we intend to seek stockholder approval of our executive compensation program on an annual basis and thus expect the next such vote to occur at our 2026 Annual Meeting of Stockholders.

Why You Should Approve Our Executive Compensation Program

As discussed in our Compensation Discussion and Analysis, we believe our compensation programs and practices are appropriate and effective in implementing our compensation philosophy, and our focus remains on linking compensation to performance while aligning the interests of management with those of our stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve the advisory vote approving the compensation of our named executive officers.

Board Recommendation

The Board unanimously recommends that you vote FOR Proposal 3, which is advisory approval of Enovis’ named executive officer compensation as disclosed in this Proxy Statement. We strongly urge stockholders to review our entire Compensation Discussion and Analysis and the accompanying tables, which provides complete information on the compensation awarded to the named executive officers and the reasoning supporting those awards.

- 2025 Proxy Statement	59

∎	BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

The following table sets forth certain information as of March 24, 2025 (unless otherwise specified), with respect to the beneficial ownership of our common stock by each person who is known to own beneficially more than 5% of the outstanding shares of common stock, each person currently serving as a director, each nominee for director, each named executive officer (as listed below), and all directors and executive officers as a group. The information in the table and the related notes for 5% holders is based on statements filed by the respective beneficial owners with the SEC pursuant to Sections 13(d) and 13(g) under the Exchange Act. Unless otherwise indicated, to our knowledge, each person has sole dispositive and voting power over the shares in the table.

Beneficial Owner	Shares Beneficially Owned		Percent of Class

5% Holders

T. Rowe Price Investment Management, Inc.	6,632,634	(1)	11.6%

The Vanguard Group	6,086,669	(2)	10.7%

BlackRock, Inc.	5,779,368	(3)	10.1%

American Century Investment Management, Inc.	3,566,546	(4)	6.2%

Davenport & Co LLC	3,278,806	(5)	5.7%

Dimensional Fund Advisors LP	3,193,741	(6)	5.6%

Directors(7)

Barbara W. Bodem	11,550		*

Liam J. Kelly	20,852		*

Angela S. Lalor	16,202		*

Philip A. Okala	13,726		*

Christine Ortiz	11,550		*

A. Clayton Perfall	54,690	(8)	*

Rajiv Vinnakota	26,741		*

Sharon Wienbar	39,964		*

Named Executive Officer and Director

Matthew L. Trerotola	643,618	(9)	1.1%

Brady Shirley	186,710	(9)	*

Named Executive Officers

Phillip “Ben” Berry	41,896	(9)	*

Patricia A. Lang	69,142	(9)	*

Daniel A. Pryor	343,106	(9)(10)	*

Bradley J. Tandy	49,028	(9)	*

All of our directors and executive officers as a group (16 persons)	1,583,304	(9)	2.7%

* Represents beneficial ownership of less than 1%

(1)

Based solely on a Schedule 13G/A filed on November 14, 2024 by T. Rowe Price Investment Management, Inc. (“T. Rowe Price”), which sets forth T. Rowe Price’s beneficial ownership as of September 30, 2024. According to the Schedule 13G/A, T. Rowe Price has sole voting power over 6,617,377 shares and sole dispositive power over 6,632,634 shares. The business address of T. Rowe Price is 101 E. Pratt Street, Baltimore, MD 21201.

60	- 2025 Proxy Statement

(2)

Based solely on a Schedule 13G/A filed on February 7, 2025 by The Vanguard Group (“Vanguard”), which sets forth Vanguard’s beneficial ownership as of January 31, 2025. According to the Schedule 13G/A, Vanguard has shared voting power over 29,279 shares, sole dispositive power over 5,996,458 shares, and shared dispositive power over 90,211 shares. The business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(3)

Based solely on a Schedule 13G/A filed on April 5, 2024 by BlackRock, Inc. (“BlackRock”), which sets forth BlackRock’s beneficial ownership as of March 31, 2024. According to the Schedule 13G/A, BlackRock has sole voting power over 5,462,927 shares and sole dispositive power over 5,779,368shares. The business address of BlackRock is 55 E. 52nd Street, New York, NY 10055.

(4)

Based solely on a Schedule 13G filed on February 14, 2025 by American Century Investment Management, Inc. (“ACIM”), which sets forth ACIM’s beneficial ownership as of December 31, 2024. According to the Schedule 13G, ACIM has sole voting power over 3,449,259 shares and sole dispositive power over 3,556,546 shares. The business address of ACIM is 4500 Main Street, 9th Floor, Kansas City, MO 64111.

(5)

Based solely on a Schedule 13G filed on February 5, 2025 by Davenport & Co LLC (“Davenport”), which sets forth Davenport’s beneficial ownership as of January 31, 2025. According to the Schedule 13G, Davenport has sole voting power over 3,225,481 shares and sole dispositive power over 3,278,806 shares. The business address of Davenport is PO Box 85678, Richmond, VA 23285-5678.

(6)

Based solely on a Schedule 13G/A filed on February 9, 2024 by Dimensional Fund Advisors LP (“Dimensional”), which sets forth Dimensional’s beneficial ownership as of December 31, 2023. According to the Schedule 13G/A, Dimensional has sole voting power over 3,159,343 shares and sole dispositive power over 3,193,741 shares. The business address of Dimensional is 6300 Bee Cave Road, Building One, Austin, TX 78746.

(7)

Beneficial ownership by directors includes: (i) for Ms. Bodem, 7,631 shares that Ms. Bodem has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 24, 2025; (ii) for Mr. Kelly, 12,184 shares that Mr. Kelly has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 24, 2025; (iii) for Ms. Lalor, 7,982 DRSUs or DSUs that have vested or will vest within 60 days of March 24, 2025 and will be delivered following the conclusion of service on the Board and 7,631 shares that Ms. Lalor has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 24, 2025; (iv) for Mr. Okala, 8,147 shares that Mr. Okala has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 24, 2025; (v) for Ms. Ortiz, 7,631 shares that Ms. Ortiz has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 24, 2025; (vi) for Mr. Perfall, 33,908 DRSUs or DSUs that have vested or will vest within 60 days of March 24, 2025 and will be delivered following the conclusion of service on the Board and 18,300 shares that Mr. Perfall has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 24, 2025; (vii) for Mr. Vinnakota, 5,295 DRSUs or DSUs that have vested or will vest within 60 days of March 24, 2025 and will be delivered following the conclusion of service on the Board and 12,965 shares that Mr. Vinnakota has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 24, 2025; and (viii) for Ms. Wienbar, 21,664 DRSUs or DSUs that have vested or will vest within 60 days of March 24, 2025 and will be delivered following the conclusion of service on the Board and 18,300 shares that Ms. Wienbar has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 24, 2025. For more information on these awards, see Director Compensation above.

(8)	Includes 2,482 shares held by a trust.

(9)

Beneficial ownership by named executive officers includes shares that such individuals have the right to acquire upon the exercise of options that have vested or will vest within 60 days of March 24, 2025. The number of shares included in the table as beneficially owned which are subject to such options is as follows: Mr. Trerotola – 416,331, Mr. Berry – 22,984, Mr. Pryor – 238,592, Mr. Shirley – 102,240, Ms. Lang – 38,775, Mr. Tandy – 28,707 and all of our current executive officers as a group – 875,815.

(10)	Includes 999 shares held by trusts for his children and 932 shares held in his 401(k) account.

- 2025 Proxy Statement	61

∎	GENERAL MATTERS

Outstanding Stock and Voting Rights

The Board has fixed the close of business on March 24, 2025 (the “Record Date”) as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record on that date will be entitled to vote. Proxies will be voted as specified in the stockholder’s proxy. In the absence of specific instructions, proxies will be voted in accordance with the Company’s recommendations and in the discretion of the proxy holders on any other matter which properly comes before the meeting or any adjournment or postponement thereof. The Board has selected Matthew L. Trerotola and Sharon Wienbar to act as proxies with full power of substitution.

Any stockholder of record giving a proxy has the power to revoke the proxy at any time before it is exercised by either (i) delivering a written notice of revocation to Enovis Corporation at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, Attn: Corporate Secretary, (ii) delivering prior to the Annual Meeting a properly executed and subsequently dated proxy, or (iii) virtually attending and voting at the Annual Meeting. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. A beneficial stockholder who owns common stock in street name, meaning through a bank, broker or other nominee, should contact that entity to revoke a previously given proxy.

The Company will bear the total expense of this solicitation, including reimbursement paid to brokerage firms and others for their expenses in forwarding material regarding the Annual Meeting to beneficial owners. Solicitation of proxies may be made personally or by mail, telephone, Internet, e-mail or facsimile by officers and other management employees of the Company, who will receive no additional compensation for their services.

The holders of shares of the Company’s common stock are entitled to vote at the Annual Meeting. As of the Record Date, 57,107,950 shares of the Company’s common stock were outstanding. Each outstanding share of the Company’s common stock entitles the holder to one vote on all matters brought before the Annual Meeting.

A list of stockholders of record as of the Record Date will be available for inspection during ordinary business hours at our corporate headquarters located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, for 10 days prior to the date of our Annual Meeting.

The quorum necessary to conduct business at the Annual Meeting consists of a majority of the shares of the Company’s stock outstanding on the Record Date and entitled to vote at the Annual Meeting, either present in person or represented by proxy. Abstentions and broker non-votes (described below) are counted for purposes of determining the presence or absence of a quorum. In accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”), to be elected each director nominee must receive a majority of the votes cast with respect to that director’s election. Incumbent directors nominated for election by the Board are required, as a condition to such nomination, to submit a conditional letter of resignation to the Chair of the Board. In the event that a nominee for director does not receive a majority of the votes cast at the Annual Meeting with respect to his or her election, the Board will promptly consider whether to accept or reject the conditional resignation of that nominee, or whether other action should be taken. The Board will then take action and will publicly disclose its decision and the rationale behind it no later than 90 days following the certification of election results.

The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required for ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 and for approval of the advisory vote approving the compensation of our named executive officers. While the vote to approve named executive officer compensation is advisory in nature and non-binding, we will consider stockholder opinion on this proposal.

Abstentions will have no effect on the election of directors but will have the same effect as a vote against ratification of the appointment of Ernst & Young LLP, and approval of the advisory vote approving the compensation of our named executive officers.

Under the rules of the NYSE, brokerage firms may vote in their discretion on behalf of clients who have not furnished voting instructions on the ratification of the selection of our registered public accounting firm. In contrast, the remaining proposals are “non-routine” items. This means brokerage firms that have not received voting instructions from their clients may not vote on these proposals (a “broker

62	- 2025 Proxy Statement

non-vote”). Broker non-votes will not be considered in determining the number of votes necessary for election and, therefore, will have no effect on the outcome of the vote for the election of directors. Further, broker non-votes will have no effect on the advisory vote to approve the compensation of our named executive officers.

Only stockholders as of the Record Date are entitled to attend the Annual Meeting. To attend the Annual Meeting, stockholders of record must go to the meeting website at www.virtualshareholdermeeting.com/ENOV2025 and enter the control number found on the proxy card or the Notice previously received. If you are a beneficial stockholder who owns common stock in street name, meaning through a bank, broker or other nominee, and your voting instruction form or Notice indicates that you may vote those shares through the http://www.proxyvote.com website, then you may attend the Annual Meeting using the 16-digit control number indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend the Annual Meeting. Once admitted, during the Annual Meeting, stockholders may vote, submit questions and view the list of stockholders entitled to vote at the Annual Meeting by following the instructions available on the meeting website.

Stockholder Proposals and Nominations

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in next year’s proxy statement pursuant to Rule 14a-8 of the Exchange Act, stockholder proposals must be received by our Corporate Secretary at our principal executive offices no later than the close of business on December 12, 2025.

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our Bylaws provide that, for a stockholder to nominate a candidate for election to the Board or propose any other business to be considered at an annual meeting other than through a proposal presented pursuant to Rule 14a-8 of the Exchange Act, the stockholder must have given timely notice thereof in writing to the Secretary of the Company at Enovis Corporation, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, Attn: Corporate Secretary. To be timely for an annual meeting, the stockholder’s notice must be delivered to or mailed and received by the Secretary not less than the close of business 90 days nor more than 120 days before the anniversary date of the preceding annual meeting; accordingly, for the 2025 annual meeting, notice must be delivered to or mailed and received by the Secretary no later than the close of business on February 20, 2026 and no earlier than January 21, 2026. However, if the annual meeting is set for a date that is more than 30 days before or more than 70 days after such anniversary, the Company must receive the notice not earlier than the 120th day prior to the annual meeting date and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day when the Company makes a public announcement of the annual meeting date. Such notice must provide the information required by Section 2.2 of our Bylaws with respect to each matter, other than stockholder nominations of directors, that the stockholder proposes to bring before the annual meeting. Notice of stockholder nominations must provide the information required by Section 3.3 of our Bylaws. Both Section 2.2 and Section 3.3 of our Bylaws mandate certain additional information to be provided by a stockholder who wishes to introduce business or nominate a director candidate. In addition to satisfying the foregoing requirements under our Bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under the Company’s advance notice bylaws in compliance with Rule 14a-19, the SEC’s universal proxy rule, must provide the notice required by Rule 14a-19 no later than March 22, 2026. The chairman of the annual meeting may refuse to acknowledge or introduce any nomination or proposal if notice thereof is not received within the applicable deadlines or does not otherwise comply with our Bylaws. If the stockholder does not comply with the applicable requirements of Rule 14a-4(c) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such nomination or proposal.

Delivery of Documents to Stockholders Sharing an Address

SEC rules permit the delivery of a single copy of a company’s annual report and proxy statement, or notice of internet availability of proxy materials, as applicable, to any household at which two or more stockholders reside if they appear to be members of the same family. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses.

The broker, bank or other nominee for any stockholder who is a beneficial owner of the Company’s stock may deliver only one copy of the Company’s Annual Report to Stockholders and Proxy Statement, or the Company’s Notice, as applicable, to multiple stockholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of the Company’s Annual Report to Stockholders and Proxy Statement, or the Company’s Notice, as applicable, to any stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the Company’s Annual Report to Stockholders and Proxy Statement, or the Company’s Notice, as applicable, now or in the future, should submit a written request to Investor Relations, Enovis Corporation, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 or call (302) 252-9160 and ask for Investor

- 2025 Proxy Statement	63

Relations. Beneficial owners sharing an address who are receiving multiple copies of the Company’s Annual Report to Stockholders and Proxy Statement, or the Company’s Notice, as applicable, and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Additional Information

A copy of the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2024 has been made available concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material.

The Company filed its Annual Report on Form 10-K with the SEC on February 26, 2025. The Company will mail without charge, upon written request, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including financial statements but excluding exhibits. Exhibits, if requested, will be furnished upon the payment of a fee determined by the Company, such fee to be limited to the Company’s reasonable expenses in furnishing the requested exhibit or exhibits. Please send a written request to Investor Relations, Enovis Corporation, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, or access these materials on the Company’s website at www.enovis.com on the Investors page.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies returned to us will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors
Brian P. Hanigan
Secretary

64	- 2025 Proxy Statement

ENOVIS CORPORATION 2711 CENTERVILLE ROAD SUITE 400 WILMINGTON, DE 19808

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 20, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ENOV2025

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 20, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V70769-P30063-Z89750	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

ENOVIS CORPORATION
Company Proposals
The Board of Directors recommends you vote FOR each of the nominees listed below:
1. Election of Directors

Nominees:	For	Against	Abstain	The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
1a. Barbara W. Bodem	☐	☐	☐	2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐
1b. Liam J. Kelly	☐	☐	☐	3. To approve on an advisory basis the compensation of our named executive officers.	☐	☐	☐
1c. Angela S. Lalor	☐	☐	☐	NOTE: I authorize the proxies to vote according to their discretion on such other business as may properly come before the meeting or any adjournment or postponement thereof.

1d. Philip A. Okala	☐	☐	☐

1e. Christine Ortiz	☐	☐	☐

1f. A. Clayton Perfall	☐	☐	☐

1g. Brady Shirley	☐	☐	☐

1h. Rajiv Vinnakota	☐	☐	☐

1i. Sharon Wienbar	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of 2025 Annual Meeting and Proxy Statement and Annual Report on Form 10-K are available at

www.proxyvote.com.

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V70770-P30063-Z89750

STOCKHOLDERS’ PROXY SOLICITED BY THE

BOARD OF DIRECTORS OF

ENOVIS CORPORATION

Matthew L. Trerotola and Sharon Wienbar, or either of them, each with the full power of substitution, are hereby authorized to represent and to vote all of the shares of ENOVIS CORPORATION common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of ENOVIS CORPORATION to be held virtually at 12:00 p.m., Eastern Daylight Time, on Wednesday, May 21, 2025 at www.virtualshareholdermeeting.com/ENOV2025, and at any adjournment or postponement of the meeting.

The above named proxies will vote the shares represented hereby as directed on the other side of this card, and if no such direction is made, the above named proxies will vote “FOR” the election of all the nominees listed under Proposal 1, and “FOR” Proposals 2 and 3. The above named proxies may vote according to their discretion on any other matter which may properly come before the meeting or any adjournment or postponement thereof. The undersigned may revoke this proxy prior to its exercise.

Please fill the appropriate boxes, sign and date on the other side of this card.